Filed Pursuant to Rule 424(b)(5)
Registration No. 333-277326

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 25, 2024

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 23, 2024)

$750,000,000

 % Senior Notes due 2032

We are offering $750,000,000 of   % Senior Notes due 2032 (the “notes”). Interest on the notes will accrue from     , 2024 and be payable semi-annually on      and      of each year, commencing on     , 2024. The notes will mature on     , 2032.

We may redeem some or all of the notes at any time or from time to time on or after     , 2027, at the redemption prices set forth in this prospectus supplement, together with accrued and unpaid interest, if any, to the date of redemption. At any time prior to     , 2027, we may also redeem up to 40% of the original aggregate principal amount of the notes with the proceeds of certain equity offerings at a redemption price equal to   % of the principal amount of the notes to be redeemed, together with accrued and unpaid interest, if any, to the date of redemption. In addition, at any time prior to     , 2027, we may redeem some or all of the notes at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus an applicable make-whole premium and accrued and unpaid interest, if any, to the date of redemption. The notes are subject to redemption requirements imposed by gaming laws and regulations of the State of Nevada and other gaming authorities. See “Description of Notes—Optional Redemption.”

The notes will be guaranteed, jointly and severally, on a senior basis by our subsidiaries that guarantee our senior credit facility and our existing notes, except for Marina District Development Company, LLC (“MDDC”), and Marina District Development Holding Co., LLC (“MDDHC”), unless and until we obtain New Jersey gaming approval, and except for MGM Yonkers, Inc. (“MGM Yonkers”), unless and until we obtain New York gaming approval. The notes will not be guaranteed by our foreign subsidiaries and certain domestic subsidiaries, including, among others, MGM China Holdings Limited (“MGM China”), MGM National Harbor, LLC (“MGM National Harbor”), Blue Tarp redevelopment, LLC (“MGM Springfield”), MGM Grand Detroit, LLC (“MGM Detroit”), LV Lion Holding Limited (“LeoVegas”), MGM Sports & Interactive Gaming, LLC (“MGM Sports & Interactive Gaming”) and any of their respective subsidiaries.

The notes will be general senior unsecured obligations of MGM Resorts International and each guarantor, respectively, and will rank equally in right of payment with all existing and future senior indebtedness of MGM Resorts International and each guarantor. The notes and the guarantees will be effectively subordinated to our and the guarantors’ existing and future secured obligations, to the extent of the value of the assets securing such obligations. The notes will also be effectively subordinated to all indebtedness of our subsidiaries that do not guarantee the notes, including, among others, MGM China, LeoVegas, MGM Sports & Interactive Gaming, MGM National Harbor, MGM Springfield and MGM Detroit and any of their respective subsidiaries (and MDDC, MDDHC and MGM Yonkers unless and until they receive the respective gaming approvals). See “Description of Notes—Ranking.”

The notes will not be listed on any securities exchange. There are currently no public markets for the notes.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement to read about certain risks you should consider before investing in the notes.

	Per Note		Total
Public offering price(1)		%	$
Underwriting discounts and commissions		%	$
Proceeds to MGM Resorts International		%	$

(1)	Plus accrued interest, if any, from , 2024 if settlement occurs after that date.

Neither the Securities and Exchange Commission (the “Commission”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

None of the Nevada Gaming Commission, the Nevada State Gaming Control Board, the New Jersey Casino Control Commission, the New Jersey Division of Gaming Enforcement, the Michigan Gaming Control Board, the Mississippi Gaming Commission, the Maryland Lottery and Gaming Control Commission, the Massachusetts Gaming Commission, the New York State Gaming Commission, the Ohio State Racing Commission, the Ohio Lottery Commission nor any other gaming authority has passed upon the accuracy or adequacy of this prospectus supplement or the investment merits of the securities offered. Any representation to the contrary is unlawful. The Attorney General of the State of New York has not passed upon or endorsed the merits of this offering. Any representation to the contrary is unlawful.

We expect delivery of the notes to be made to investors on or about     , 2024 only in book-entry form through the facilities of The Depository Trust Company (“DTC”).

Joint Bookrunners

Deutsche Bank Securities	BofA Securities	Barclays

BNP PARIBAS	Citigroup	Citizens Capital Markets	Fifth Third Securities

J.P. Morgan	Morgan Stanley	Scotiabank	SMBC Nikko	Truist Securities

Co-Managers

Goldman Sachs & Co. LLC	PNC Capital Markets LLC

US Bancorp	Wells Fargo Securities

Prospectus Supplement dated     , 2024

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying base prospectus that is also a part of this document. This prospectus supplement and the accompanying base prospectus are part of a “shelf” registration statement that we filed with the Commission. The shelf registration statement was declared effective by the Commission upon filing on February 23, 2024. By using a shelf registration statement, we may sell any combination of the securities described in the base prospectus from time to time in one or more offerings. In this prospectus supplement, we provide you with specific information about the terms of this offering. You should rely only on the information or representations incorporated by reference or provided in this prospectus supplement and the accompanying base prospectus or in any free writing prospectus filed by us with the Commission. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. If the description of this offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information contained in or incorporated by reference in this prospectus supplement. You may obtain copies of the shelf registration statement, or any document which we have filed as an exhibit to the shelf registration statement or to any other Commission filing, either from the Commission or from the Secretary of MGM Resorts International as described under “Where You Can Find More Information” in the accompanying prospectus. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus supplement and the accompanying base prospectus is accurate as of any date other than the date printed on their respective covers.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement includes or incorporates by reference “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “will,” “may” and similar references to future periods. Examples of forward-looking statements include, but are not limited to: statements we make regarding expectations regarding the impact of macroeconomic trends on our business; our ability to execute on ongoing and future strategic initiatives, including the development of an integrated resort in Japan, a commercial gaming facility in New York, expectations regarding the potential opportunity for gaming expansion in Dubai, and investments we make in online sports betting and iGaming, the expansion of LeoVegas and the MGM digital brand; positioning BetMGM as a leader in sports betting and iGaming; amounts we will spend on capital expenditures and investments; our expectations with respect to future share repurchases and cash dividends on our common stock; dividends and distributions we will receive from MGM China; amounts projected to be realized as deferred tax assets; our ability to achieve our public social impact and sustainability goals; the impact to our business, operations and reputation from, and expenses and uncertainties associated with, the cybersecurity issue where we identified a cybersecurity issue involving unauthorized access to certain of our U.S. systems by criminal actors (the “Cybersecurity Issue”); the timing and outcome of the claims and class actions against the Company and of the investigations by state and federal regulators, related to the Cybersecurity Issue; and the availability of cybersecurity insurance proceeds and the nature and scope of any claims, litigation or regulatory proceedings that may be brought against us. The foregoing is not a complete list of all forward-looking statements we make.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Therefore, we caution you against relying on any of these forward-looking statements. Important factors that could cause actual results to

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differ materially from those in the forward-looking statements include, but are not limited to, regional, national or global political, economic, business, competitive, market, and regulatory conditions and the following:

•

our substantial indebtedness and significant financial commitments, including our rent payments under our triple-net leases and guarantees we provide of the indebtedness of the landlords of Bellagio, Mandalay Bay and MGM Grand Las Vegas could adversely affect our development options and financial results and impact our ability to satisfy our obligations;

•

current and future economic, capital and credit market conditions could adversely affect our ability to service our substantial indebtedness and significant financial commitments, including the fixed components of our rent payments, and to make planned expenditures;

•

restrictions and limitations in the agreements governing our senior credit facility and other senior indebtedness could significantly affect our ability to operate our business, as well as significantly affect our liquidity;

•

the fact that we are required to pay a significant portion of our cash flows as rent, which could adversely affect our ability to fund our operations and growth, service our indebtedness and limit our ability to react to competitive and economic changes;

•	significant competition we face with respect to destination travel locations generally and with respect to our peers in the industries in which we compete;

•	the impact on our business of economic and market conditions in the jurisdictions in which we operate and in the locations in which our customers reside;

•	the fact that we suspended our payment of ongoing regular dividends to our stockholders, and may not elect to resume paying dividends in the foreseeable future or at all;

•

all of our domestic gaming facilities are leased and could experience risks associated with leased property, including risks relating to lease termination, lease extensions, charges and our relationship with the lessor, which could have a material adverse effect on our business, financial position or results of operations;

•	financial, operational, regulatory or other potential challenges that may arise with respect to landlords under our master leases, may adversely impair our operations;

•	the concentration of a significant number of our major gaming resorts on the Las Vegas Strip;

•	the fact that we extend credit to a large portion of our customers and we may not be able to collect such gaming receivables;

•	the occurrence of impairments to goodwill, indefinite-lived intangible assets or long-lived assets which could negatively affect future profits;

•

the susceptibility of leisure and business travel, especially travel by air, to global geopolitical events, such as terrorist attacks, other acts of violence, acts of war or hostility or outbreaks of infectious disease (including the COVID-19 pandemic);

•	the fact that co-investing in properties or businesses, including our investment in BetMGM, decreases our ability to manage risk;

•	the fact that future construction, development, or expansion projects will be subject to significant development and construction risks;

•

the fact that our insurance coverage may not be adequate to cover all possible losses that our properties could suffer, our insurance costs may increase and we may not be able to obtain similar insurance coverage in the future;

•	the fact that a failure to protect our intellectual property could have a negative impact on the value of our brand names and adversely affect our business;

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•	the fact that a significant portion of our labor force is covered by collective bargaining agreements;

•	the sensitivity of our business to energy prices and a rise in energy prices could harm our operating results;

•	the failure of future efforts to expand through investments in other businesses and properties or through alliances or acquisitions, or to divest some of our properties and other assets;

•

the failure to maintain the integrity of our information and other systems and internal customer information could result in damage to our reputation and/or subject us to fines, payment of damages, lawsuits or other restrictions on our use or transfer of data;

•	reputational harm as a result of increased scrutiny related to our corporate social responsibility efforts;

•	we may not achieve our social impact and sustainability related goals or that our social impact and sustainability initiatives may not result in their intended or anticipated benefits;

•	extreme weather conditions or climate change may cause property damage or interrupt business;

•	water scarcity could negatively impact our operations;

•	the fact that our businesses are subject to extensive regulation and the cost of compliance or failure to comply with such regulations could adversely affect our business;

•	the risks associated with doing business outside of the United States and the impact of any potential violations of the Foreign Corrupt Practices Act or other similar anti-corruption laws;

•	increases in taxes and fees, including gaming taxes, in the jurisdictions in which we operate;

•	our ability to recognize our foreign tax credit deferred tax asset and the variability of the valuation allowance we may apply against such deferred tax asset;

•	changes to fiscal and tax policies;

•	risks related to pending claims that have been, or future claims that may be brought against us;

•

disruptions in the availability of our information and other systems (including our website and digital platform) or those of third parties on which we rely, through cyber-attacks or otherwise, which could adversely impact our ability to service our customers and affect our sales and the results of operations;

•

impact to our business, operations, and reputation from, and expenses and uncertainties associated with, a cybersecurity incident, including the Cybersecurity Issue that occurred in September 2023, and any related legal proceedings, other claims or investigations, and costs of remediation, restoration, or enhancement of information technology systems;

•	the availability of cybersecurity insurance proceeds;

•	restrictions on our ability to have any interest or involvement in gaming businesses in mainland China, Macau, Hong Kong and Taiwan, other than through MGM China;

•

the ability of the Macau government to (i) terminate MGM Grand Paradise’s concession under certain circumstances without compensating MGM Grand Paradise, (ii) from the eighth year of MGM Grand Paradise’s concession, redeem the concession by providing MGM Grand Paradise at least one year’s prior notice and subject to the payment of reasonable and fair damages or indemnity to MGM Grand Paradise, or (iii) refuse to grant MGM Grand Paradise an extension of the concession prior to its expiry; and

•	the potential for conflicts of interest to arise because certain of our directors and officers are also directors of MGM China.

The forward-looking statements included or incorporated by reference in this prospectus supplement are made only as of the date of this prospectus supplement or as of the date of the documents incorporated by

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reference. Other factors or events not identified above could also cause our actual results to differ materially from those projected. Most of those factors and events are difficult to predict accurately and are generally beyond our control. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which is incorporated by reference into this prospectus supplement, in the section entitled “Risk Factors,” and as may be included from time to time in our reports filed with the SEC. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. If we update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

You should also be aware that while we from time to time communicate with securities analysts, we do not disclose to them any material non-public information, internal forecasts or other confidential business information. Therefore, you should not assume that we agree with any statement or report issued by any analyst, irrespective of the content of the statement or report. To the extent that reports issued by securities analysts contain projections, forecasts or opinions, those reports are not our responsibility and are not endorsed by us.

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SUMMARY

The following summary highlights information contained in or incorporated by reference into this prospectus supplement and the accompanying base prospectus. It does not contain all of the information that you should consider before investing in the notes. You should carefully read this entire prospectus supplement and the accompanying base prospectus, as well as the documents incorporated by reference, for a more complete understanding of this offer and the notes. In this prospectus supplement, except where the context requires or unless otherwise indicated, we will collectively refer to MGM Resorts International and our direct and indirect subsidiaries as “MGM Resorts International,” “we,” “our” and “us.”

MGM Resorts International

MGM Resorts International is a Delaware corporation incorporated in 1986 that is a global gaming and entertainment company with domestic and international locations featuring hotels and casinos, convention, dining, and retail offerings, and sports betting and online gaming operations.

As of December 31, 2023, our domestic casino resorts include the following integrated casino, hotel and entertainment resorts in Las Vegas, Nevada: Aria (including Vdara), Bellagio, The Cosmopolitan of Las Vegas, MGM Grand Las Vegas (including The Signature), Mandalay Bay, Luxor, New York-New York, Park MGM, and Excalibur. We also operate MGM Grand Detroit in Detroit, Michigan, MGM National Harbor in Prince George’s County, Maryland, MGM Springfield in Springfield, Massachusetts, Borgata in Atlantic City, New Jersey, Empire City in Yonkers, New York, MGM Northfield Park in Northfield Park, Ohio, and Beau Rivage in Biloxi, Mississippi. Additionally, we operate The Park, a dining and entertainment district located between New York-New York and Park MGM. We lease the real estate assets of our domestic properties pursuant to triple-net lease agreements.

We have an approximate 56% controlling interest in MGM China Holdings Limited (together with its subsidiaries, “MGM China”), which owns MGM Grand Paradise, S.A. (“MGM Grand Paradise”). MGM Grand Paradise owns and operates MGM Macau and MGM Cotai, two integrated casino, hotel and entertainment resorts in Macau, as well as the related gaming concession and land concessions.

We also own LV Lion Holding Limited (“LeoVegas”), a consolidated subsidiary that has global online gaming operations headquartered in Sweden and Malta. Additionally, we and our venture partner, Entain plc, each have a 50% ownership interest in BetMGM, LLC (“BetMGM”), an unconsolidated affiliate, which provides online sports betting and gaming in certain jurisdictions in North America. We also have a 50% ownership interest in Osaka IR KK, an unconsolidated affiliate, which plans to develop an integrated resort in Osaka, Japan.

Principal Executive Offices

Our principal executive offices are located at 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109. The telephone number for our principal executive offices is (702) 693-7120.

We also maintain a website at https://www.mgmresorts.com/. The information on our website is not part of this prospectus supplement, other than documents that we file with the Commission that are expressly incorporated by reference herein, and you should not rely on such information in making your decision whether to purchase the notes. See “Incorporation of Certain Information by Reference.”

SUMMARY CONSOLIDATED FINANCIAL INFORMATION AND OTHER DATA

Our summary consolidated financial and other data presented below as of and for the years ended December 31, 2023 and 2022 and for the year ended December 31, 2021 have been derived from our audited consolidated financial statements incorporated by reference herein. The balance sheet data as of December 31, 2021 has been derived from our audited consolidated financial statements not incorporated by reference herein.

The data below should be read together with our audited consolidated financial statements and the accompanying notes thereto and other financial data incorporated by reference in this prospectus supplement and the accompanying prospectus.

	For the Years Ended December 31,
	2023	2022	2021
	(Audited) (In thousands)
Statement of Operations Data:
Net revenues	$16,164,249	$13,127,485	$9,680,140
Operating income	1,891,497	1,439,372	2,278,699
Net income	1,314,924	206,731	1,208,389
Net income attributable to MGM Resorts International	1,142,180	1,473,093	1,254,370

	As of December 31,
	2023	2022	2021
	(Audited) (In thousands)
Balance Sheet Data (end of period):
Total assets	$42,368,548	$45,692,206	$40,899,116
Long-term debt, net	6,343,810	7,432,817	11,770,797
Operating lease liabilities	25,127,464	25,149,299	11,802,464
Other long-term obligations	542,708	256,282	319,914
Redeemable noncontrolling interests	33,356	158,350	147,547
Total stockholders’ equity	4,334,145	5,210,123	10,976,766
Total MGM Resorts International stockholders’ equity	3,811,170	4,831,529	6,070,645

THE OFFERING

The following is a brief summary of some of the terms of this offering. For a more complete description of the terms of the notes, see “Description of Notes” in this prospectus supplement.

Issuer	MGM Resorts International, a Delaware corporation.

Notes Offered	$750,000,000 aggregate principal amount of % senior notes due 2032.

Maturity	The notes will mature on , 2032.

Interest Payment	and of each year after the date of issuance of the notes, beginning on , 2024.

Guarantees	The notes will be fully and unconditionally guaranteed, jointly and severally, by each of our subsidiaries that is a guarantor under our existing notes and our senior credit facility (each a “subsidiary guarantor”), other than MDDC (and any other subsidiary guarantors subject to the oversight of the New Jersey Division of Gaming Enforcement or another regulatory authority that must approve the execution or delivery of a subsidiary guarantee), MDDHC (whose issuance of a subsidiary guarantee is conditioned on the New Jersey gaming approval of the MDDC guarantee), in each case, unless and until we obtain the New Jersey gaming approvals, and MGM Yonkers, in each case, unless and until we obtain the New York gaming approvals.

The notes will not be guaranteed by our foreign subsidiaries and certain domestic subsidiaries, which include, among others, MGM China, MGM National Harbor, MGM Springfield, MGM Detroit, LeoVegas, MGM Sports & Interactive Gaming, and any of their respective subsidiaries. In the event that any subsidiary guarantor is no longer a guarantor under any series of our existing notes, our senior credit facility or any of our future capital markets indebtedness (the “reference indebtedness”), that subsidiary guarantor will be released and relieved of its obligations under its guarantee of the notes, provided that any transaction related to such release is carried out pursuant to and in accordance with all other applicable provisions of the applicable indenture. The indenture will provide that any of our existing or future domestic wholly owned subsidiaries will be required to become a subsidiary guarantor if such subsidiary grants a guarantee in respect of any reference indebtedness. The indenture, which will contain the guarantees, will contain customary provisions limiting the obligations of each subsidiary guarantor under its guarantee as necessary to prevent such guarantee from constituting a fraudulent conveyance under applicable law. See “Description of Notes —Subsidiary Guarantees.”

Ranking	The notes and guarantees will be general senior unsecured obligations of MGM Resorts International and each guarantor, respectively, and will rank equally in right of payment with all existing and future senior indebtedness of MGM Resorts International and each guarantor, respectively, and effectively subordinated to MGM Resorts International’s and the guarantors’ existing and future secured obligations, including our Revolving Credit Facility, to the extent of the value of the assets securing such obligations. The notes will also be effectively subordinated to all indebtedness of our subsidiaries that do not guarantee the notes, including, among others, MGM China, MGM National Harbor, MGM Springfield, MGM Detroit, LeoVegas, MGM Sports & Interactive Gaming, and each of their respective subsidiaries. In addition, unless and until the New Jersey gaming approvals and New York gaming approvals are obtained, the notes will be effectively subordinated to all indebtedness of MDDC, MDDHC and MGM Yonkers. See “Description of Notes—Ranking.”

As of December 31, 2023, on a consolidated and as-adjusted basis after giving effect to this offering and the Credit Agreement Amendment (as defined herein), we would have had approximately $6.4 billion principal amount of indebtedness outstanding, and approximately $2.3 billion of available borrowing capacity under our senior credit facility. See “Description of Long-Term Debt— Senior Credit Facility.”

We currently also provide shortfall guarantees of the $3.01 billion and $3.0 billion principal amount of indebtedness (and any interest accrued and unpaid thereon) of the landlords of Bellagio and Mandalay Bay and MGM Grand Las Vegas, respectively and other guarantees. See “Risk Factors—Risks Relating to Our Substantial Financial Commitments—Our substantial indebtedness and significant financial commitments, including our rent payments and guarantees we provide of the indebtedness of the landlords of Bellagio, Mandalay Bay, and MGM Grand Las Vegas could adversely affect our operations and financial results and impact our ability to satisfy our obligations.”

As of December 31, 2023, non-guarantor subsidiaries had approximately $3.1 billion aggregate principal amount of indebtedness outstanding (excluding intercompany indebtedness). For additional information regarding subsidiary guarantors, see the guarantor financial information included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 incorporated by reference herein.

Optional Redemption	We may redeem some or all of the notes at any time or from time to time on or after , 2027, at the redemption prices set forth in this prospectus supplement, together with accrued and unpaid interest, if any, to the date of redemption.

At any time prior to , 2027, we may also redeem up to 40% of the aggregate principal amount of the notes with the proceeds of certain equity offerings at a redemption price equal to % of the principal amount of the notes to be redeemed, together with accrued and unpaid interest, if any, to the date of redemption; provided that at least 50% of the original aggregate principal amount of the notes remains outstanding after each such redemption and such redemption occurs within 120 days after the closing of such equity offering.

In addition, at any time prior to , 2027, we may redeem some or all of the notes at a redemption price equal to 100% of the principal amount of the notes plus an applicable make-whole premium and accrued and unpaid interest, if any, to the date of redemption.

See “Description of Notes—Optional Redemption.”

Special Redemption	The notes are subject to redemption requirements imposed by gaming laws and regulations of the State of Nevada and other gaming authorities.

Covenants	The indenture contains covenants that, among other things, will limit our ability and the ability of our subsidiary guarantors to:

•	incur liens on assets to secure debt (subject to, under certain circumstances, regulatory approvals);

•	merge or consolidate with another company or sell all or substantially all assets; and

•	enter into certain sale and lease-back transactions.

These covenants are subject to important exceptions and qualifications as described under “Description of Notes—Additional Covenants of MGM Resorts International.” In particular, the indenture governing the notes will not provide for restrictions on the ability of our subsidiaries to incur additional indebtedness, make restricted payments, pay dividends or make distributions in respect of capital stock, purchase or redeem capital stock, enter into transactions with affiliates or make advances to, or invest in, other entities (including unaffiliated entities).

Form and Denomination	The notes will be issued in fully registered form in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

DTC Eligibility	The notes will be represented by a global certificate deposited with, or on behalf of DTC or its nominee. See “Description of Notes—Book-Entry; Delivery and Form.”

Use of Proceeds

We intend to use the net proceeds from this offering to repay existing indebtedness, including our outstanding 6.750% senior notes due 2025. This prospectus supplement shall not constitute a notice of redemption with respect to the 6.750% senior notes due 2025. Any such notice of redemption will be delivered in accordance with the indenture governing the 6.750% senior notes due 2025. Pending such use, we may invest the net proceeds in short-term interest-bearing accounts, securities or similar investments. See “Use of Proceeds” in this prospectus supplement.

Risk Factors	See “Risk Factors” beginning on page S-7 of this prospectus supplement and the other information included or incorporated by reference in this prospectus supplement for a discussion of the factors you should carefully consider before deciding to invest in the notes.

No Listing of the Notes	We have not applied, nor do we intend to apply, to list the notes on any securities exchange or to have the notes quoted on any automated quotation system.

Governing Law	The notes and the indenture will be governed by New York law.

Trustee, Registrar and Paying Agent	U.S. Bank Trust Company, National Association.

RISK FACTORS

Before you decide to invest in the notes, you should be aware that investment in the notes carries various risks, including those described below, that could have a material adverse effect on our business, financial position, results of operations and cashflows. We urge you to carefully consider these risk factors, together with all of the other information included and incorporated by reference in this prospectus supplement and the accompanying base prospectus, before you decide to invest in the notes.

In addition, we identify other factors that could affect our business in our Form 10-K for the year ended December 31, 2023, which is incorporated by reference herein, and in other filings we may make from time to time with the SEC.

Risks Relating to Our Substantial Financial Commitments

Our substantial indebtedness and significant financial commitments, including our rent payments and guarantees we provide of the indebtedness of the landlords of Bellagio, Mandalay Bay, and MGM Grand Las Vegas could adversely affect our operations and financial results and impact our ability to satisfy our obligations.

As of December 31, 2023, we had approximately $6.4 billion of principal amount of indebtedness outstanding on a consolidated basis, including $3.1 billion of outstanding indebtedness of MGM China. Any increase in the interest rates applicable to our existing or future borrowings would increase the cost of our indebtedness and reduce the cash flow available to fund our other liquidity needs. We do not guarantee MGM China’s obligations under its debt agreements and, to the extent MGM China was to cease to produce cash flow sufficient to service its indebtedness, our ability to make additional investments into MGM China is limited by the covenants in our existing senior credit facility. See our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, incorporated by reference herein, for a discussion of our liquidity and financial position.

In addition, our substantial indebtedness and significant financial commitments could have important negative consequences on us, including:

•	increasing our exposure to general adverse economic and industry conditions;

•	limiting our flexibility to plan for, or react to, changes in our business and industry;

•

limiting our ability to borrow additional funds for working capital requirements, capital expenditures, debt service requirements, execution of our business strategy (including returning value to our shareholders) or other general operating requirements;

•	making it more difficult for us to make payments on our indebtedness; or

•	placing us at a competitive disadvantage compared to less-leveraged competitors.

We currently also provide shortfall guarantees of the $3.01 billion and $3.0 billion principal amount of indebtedness (and any interest accrued and unpaid thereon) of the landlords of Bellagio and Mandalay Bay and MGM Grand Las Vegas, respectively. The terms of each guarantee provide that, after the lenders have exhausted certain remedies to collect on the obligations under the underlying indebtedness, we would then be responsible for any shortfall between the value of the collateral and the debt obligation, which amount may be material, and we may not have sufficient cash on hand to fund any such obligation to the extent it is triggered in the future. We also provide for guarantees (i) in the amount of 12.65 billion yen (approximately $89 million as of December 31, 2023) for 50% of the obligations of Osaka IR KK, our joint venture with ORIX Corporation, to Osaka under various agreements related to the development of an integrated resort in Osaka, Japan by Osaka IR KK and (ii) of an uncapped amount to provide funding to Osaka IR KK, if necessary, for the completion of the construction and full opening of the integrated resort. The guarantees expire when the obligations relating to the full opening of the integrated resort are fulfilled. If we do not have sufficient cash on hand to satisfy any obligations with respect to any of these guarantees or our other financial commitments, we may need to raise capital, including incurring additional indebtedness, in order to satisfy our obligation. There can be no assurance that any financing will be available to us, or, if available, will be on terms that are satisfactory to us.

Under the terms of MGM Grand Paradise’s concession, MGM Grand Paradise is required to implement certain investments in gaming and non-gaming projects, for which the non-gaming commitment is subject to increase if market-wide Macau annual gross gaming revenue reaches a specified level. There can be no assurance, however, that MGM Grand Paradise will have sufficient cash on hand to fund these obligations, including any increased investment amounts to the extent they are triggered in the future, or that it would be able to obtain financing to fund these obligations on satisfactory terms or at all. If MGM Grand Paradise is unable to satisfy its investment commitments, its concession contract may be subject to termination by the Macau government.

Moreover, our businesses are capital intensive. For our owned, leased and managed properties to remain attractive and competitive, we must periodically invest significant capital to keep the properties well-maintained, modernized and refurbished. The leases for our operating properties have fixed rental payments (with annual escalators) and also require us to apply a percentage of net revenues generated at the leased properties to capital expenditures at those properties. Such investments require an ongoing supply of cash and, to the extent that we cannot fund expenditures from cash generated by operations, funds must be borrowed or otherwise obtained. Similarly, development projects, including any potential future development of an integrated resort in Japan, strategic initiatives, including positioning BetMGM as a leader in online sports betting and iGaming, investments in the growth of our international digital gaming business, and acquisitions could require significant capital commitments, the incurrence of additional debt, guarantees of third-party debt or the incurrence of contingent liabilities, any or all of which could have an adverse effect on our business, financial condition, results of operations, and cash flows.

Current and future economic, capital and credit market conditions could adversely affect our ability to service our substantial indebtedness and significant financial commitments or make planned expenditures.

Our ability to make payments on our substantial indebtedness and other significant financial commitments, including the rent payments under our leases, and to fund planned or committed capital expenditures and other investments depends on our ability to generate cash flow, receive distributions from our unconsolidated affiliates and subsidiaries (including MGM China), and borrow under our senior credit facility or incur new indebtedness. If regional and national economic conditions deteriorate, including in connection with a recession, revenues from our operations could decline as consumer spending levels decrease and we could fail to generate cash sufficient to fund our liquidity needs or satisfy the financial and other restrictive covenants in our debt and lease instruments. If we fail to generate cash sufficient to fund our liquidity needs or satisfy the financial and other covenants in our debt and lease instruments, we cannot assure you that future borrowings will be available to us under our senior secured credit facility in an amount sufficient to enable us to pay our indebtedness or fund our other liquidity needs or that we will be able to access the capital markets in the future to borrow additional debt on terms favorable to us, or at all.

In addition, we have a significant amount of indebtedness maturing in 2025 and thereafter. Our ability to fund or timely refinance and replace our indebtedness will depend upon the economic and credit market conditions discussed above. If we are unable to fund or refinance our indebtedness on a timely basis, we might be forced to seek alternate forms of financing, dispose of assets or minimize capital expenditures and other investments. There is no assurance that any of these alternatives would be available to us, if at all, on satisfactory terms, on terms that would not be disadvantageous to us, or on terms that would not require us to breach the terms and conditions of our existing or future debt agreements or leases.

The agreements governing our senior credit facility and other senior indebtedness contain restrictions and limitations that could significantly affect our ability to operate our business, as well as significantly affect our liquidity, and therefore could adversely affect our results of operations.

Covenants governing our senior secured credit facility and certain of our debt securities restrict, among other things, our ability to:

•	pay dividends or distributions, repurchase equity, prepay certain debt or make certain investments;

•	incur additional debt;

•	incur liens on assets;

•	sell assets or consolidate with another company or sell all or substantially all of our assets;

•	enter into transactions with affiliates;

•	allow certain subsidiaries to transfer assets or enter into certain agreements; and

•	enter into sale and lease-back transactions.

Our ability to comply with these provisions may be affected by events beyond our control. The breach of any such covenants or obligations not otherwise waived or cured could result in a default under the applicable debt obligations and could trigger acceleration of those obligations, which in turn could trigger cross-defaults under other agreements governing our long-term indebtedness. Any default under our senior credit facility or the indentures could adversely affect our growth, our financial condition, our results of operations and our ability to make payments on our debt and other financial commitments.

In addition, MGM China has issued debt securities and is a borrower under credit facilities, all of which contain covenants that restrict the borrower’s ability to engage in certain transactions, require MGM China to satisfy certain financial covenants and impose certain operating and financial restrictions on MGM China and its subsidiaries. These restrictions include, among other things, limitations on MGM China’s ability to incur liens, merge or consolidate with other companies, or transfer, sell or dispose of all or substantially all of its assets.

We are required to pay a significant portion of our cash flows as rent, which could adversely affect our ability to fund our operations and growth initiatives, service our indebtedness and limit our ability to react to competitive and economic changes.

As of December 31, 2023, we are required to make annual rent payments of $1.8 billion, in the aggregate, under our triple-net lease agreements, which leases are also subject to annual escalators. The leases also require us to spend a certain amount on capital expenditures at the leased properties. In addition, each of the leases obligates us to comply with certain financial covenants which, if not met, will require us to deposit cash collateral or issue letters of credit for the benefit of the applicable landlord equal to 6 months or 1 year of rent, as applicable to the circumstances, under the VICI lease, 1 year of rent under the Mandalay Bay and MGM Grand Las Vegas lease, the Aria and Vdara lease, and The Cosmopolitan lease, and 2 years of rent under the Bellagio lease. As a result of the foregoing rent and capital expenditure obligations, our ability to fund our operations, raise capital, make acquisitions, make investments, service our debt and otherwise respond to competitive and economic changes may be adversely affected. For example, our obligations under the leases may:

•	make it more difficult for us to satisfy our obligations with respect to our indebtedness and to obtain additional indebtedness;

•	increase our vulnerability to general adverse economic and industry conditions or a downturn in our business;

•

require us to dedicate a substantial portion of our cash flow from operations to making rent payments, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, development projects, pay dividends, repurchase shares and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	restrict our ability to make acquisitions, divestitures and engage in other significant transactions; and

•	cause us to lose our rights with respect to the applicable leased properties if we fail to pay rent or other amounts or otherwise default on the leases.

Any of the above factors could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Risks Relating to the Notes

The notes and the guarantees will be unsecured and effectively subordinated to our and the guarantors’ current and future secured indebtedness and indebtedness of our non-guarantor subsidiaries.

The notes and the guarantees will be general unsecured obligations ranking effectively junior in right of payment to all of our current and future secured indebtedness and that of the guarantors. The notes and guarantees will also be effectively subordinated as to MGM China’s and MGM Grand Paradise’s indebtedness, and any indebtedness of any of our other subsidiaries who are not guarantors of the notes in respect of their respective assets and revenues. As of December 31, 2023, on a consolidated and as-adjusted basis after giving effect to the notes offered hereby, we would have had approximately $6.4 billion principal amount of indebtedness outstanding. As of December 31, 2023, we had no borrowings outstanding and, after giving effect to the Credit Agreement Amendment, have $2.3 billion of available borrowing capacity under the Revolving Credit Facility. See “Capitalization” and “Description of Long-Term Debt.”

All indebtedness under the Revolving Credit Facility is secured and ranks effectively senior to the notes offered hereby to the extent of the value of the assets securing such facility. Additionally, the indenture governing the notes will permit us and the guarantors to incur secured indebtedness in the future. In addition, the notes and the guarantees will be structurally subordinated to all indebtedness and other liabilities and preferred stock of our subsidiaries that do not guarantee the notes. In the event that we or a guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, any secured indebtedness that is effectively senior to the notes and the guarantees will be entitled to be paid in full from our assets or the assets of the guarantor, as applicable, securing such indebtedness before any payment may be made with respect to the notes or the affected guarantees. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets.

The notes are structurally subordinated to all current and future liabilities, including trade payables, of our subsidiaries that do not guarantee the notes, including, among others, MGM China, MGM National Harbor, MGM Springfield, MGM Detroit, LeoVegas, MGM Sports & Interactive Gaming, and each of their respective subsidiaries (and MDDC, MDDHC and MGM Yonkers unless and until they receive the respective gaming approvals) and the claims of creditors of those subsidiaries, including trade creditors, have priority as to the assets and cash flows of those subsidiaries. In the event of a bankruptcy, liquidation, dissolution or similar proceeding of any of the non-guarantor subsidiaries, holders of their liabilities, including their trade creditors, will generally be entitled to payment on their claims from assets of those subsidiaries before any assets are made available for distribution to us or our guarantor subsidiaries. As of December 31, 2023, the non-guarantor subsidiaries had approximately $3.1 billion aggregate principal amount of indebtedness, excluding intercompany indebtedness.

Fraudulent conveyance statutes allow courts, under specific circumstances, to avoid subsidiary guarantees.

Various fraudulent conveyance and similar laws have been enacted for the protection of creditors and may be utilized by courts to avoid or limit the guarantees of the notes by our subsidiaries. The requirements for establishing a fraudulent conveyance vary depending on the law of the jurisdiction that is being applied. Generally, if in a bankruptcy, reorganization or other judicial proceeding a court were to find that the guarantor received less than reasonably equivalent value or fair consideration for incurring indebtedness evidenced by guarantees, and

•	was insolvent at the time of the incurrence of such indebtedness;

•	was rendered insolvent by reason of incurring such indebtedness;

•	was at such time engaged or about to engage in a business or transaction for which its assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured;

such court could, with respect to the guarantor, declare void in whole or in part the obligations of such guarantor under the guarantees, as well as any liens granted by a guarantor securing its guarantee or the guaranteed obligations. Any payment by such guarantor pursuant to its guarantee could also be required to be returned to it, or to a fund for the benefit of its creditors. Generally, an entity will be considered insolvent if the sum of its debts is greater than the fair saleable value of all of its property at a fair valuation or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts, as they become absolute and mature.

MGM Resorts International has no operations of its own and we derive all of our revenue from our subsidiaries. If a guarantee of the notes by a subsidiary were avoided as a fraudulent transfer, holders of other indebtedness of, and trade creditors of, that subsidiary would generally be entitled to payment of their claims from the assets of the subsidiary before such assets could be made available for distribution to us to satisfy our own obligations such as the notes.

The obligations of each subsidiary guarantor under its subsidiary guarantee will be limited so as not to constitute a fraudulent conveyance under applicable law. This may not be effective to protect the subsidiary guarantee from being voided under fraudulent transfer law, or may eliminate the subsidiary guarantors’ obligations or reduce such obligations to an amount that effectively makes the subsidiary guarantee worthless. For instance, in a Florida bankruptcy case, a similar provision was found to be ineffective to protect the guarantees.

We may require you to dispose of your notes or redeem your notes if any gaming authority finds you unsuitable to hold them.

We may require you to dispose of your notes or redeem your notes if any gaming authority finds you unsuitable to hold them or in order to otherwise comply with any gaming laws to which we or any of our subsidiaries are or may become subject, as more fully described in “Regulation and Licensing” and “Description of Notes—Mandatory Disposition Pursuant to Gaming Laws.”

Until we receive the necessary approvals from the New Jersey Division of Gaming Enforcement and the New York State Gaming Commission, as applicable, MDDC, MGM Yonkers and any other subsidiary guarantors subject to the oversight of the New Jersey Division of Gaming Enforcement or the New York State Gaming Commission, or for whom the issuance of a subsidiary guarantee is conditioned on approvals to be issued by such authorities, will not be able to guarantee the notes.

Pursuant to the applicable gaming laws in New Jersey, MDDC (and any other subsidiary guarantors subject to the oversight of the New Jersey Division of Gaming Enforcement) will not be permitted to guarantee the notes without the prior approval of the New Jersey Division of Gaming Enforcement (the “New Jersey Gaming Approval”). Similarly, pursuant to the applicable gaming laws in New York, MGM Yonkers will not be permitted to guarantee the notes without the prior approval of the New York State Gaming Commission (the “New York Gaming Approval”). See “Regulation and Licensing.” In addition, MDDHC, the parent holding company of MDDC, will not guarantee the notes until MDDC receives the New Jersey Gaming Approval. Further, subsidiaries that we form or acquire in the future may similarly be subject to the jurisdiction of a gaming authority that requires approval prior to the execution and delivery of a guarantee. Although MDDC, MDDHC and MGM Yonkers currently guarantee certain of our other senior debt, we cannot assure you that the New Jersey Division of Gaming Enforcement or the New York State Gaming Commission, as applicable, will grant us the approval necessary to cause MDDC (and therefore MDDHC) or MGM Yonkers to guarantee the notes, or that any future subsidiary that would require similar approvals from the New Jersey Division of Gaming Enforcement, the New York State Gaming Commission or any other relevant gaming authority would be granted such approvals. Until we receive such approvals, which we may not receive, the notes will be effectively subordinated to certain of our other senior debt with respect to the assets of MDDC, MDDHC, MGM Yonkers or such future subsidiary.

Active trading markets for the notes may not develop.

The notes constitute new issues of securities, for which there is no existing market. We do not intend to apply for listing of the notes on any securities exchange. We cannot assure you trading markets for the notes will develop, or of the ability of holders of the notes to sell their notes or of the prices at which holders may be able to sell their notes. Certain of the underwriters have advised us that they currently intend to make a market in the notes. However, the underwriters are not obligated to do so, and any market-making with respect to the notes may be discontinued at any time without notice. If no active trading markets develop, you may be unable to resell the notes at any price or at their fair market value.

If trading markets do develop, changes in our ratings or the financial markets could adversely affect the market prices of the notes.

The market prices of the notes will depend on many factors, including, among others, the following:

•	ratings on our debt securities assigned by rating agencies;

•	the prevailing interest rates being paid by other companies similar to us;

•	our results of operations, financial condition and prospects; and

•	the condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes.

Rating agencies continually review the ratings that they have assigned to companies and debt securities. Negative changes in the ratings assigned to us or our debt securities could have an adverse effect on the market prices of the notes. Credit ratings are not recommendations to purchase, hold or sell the notes, and may be revised or withdrawn at any time. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the notes. If the credit rating of the notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes without a substantial discount.

USE OF PROCEEDS

We estimate that our net proceeds from this offering will be approximately $740.0 million, after deducting discounts and commissions and estimated offering expenses.

We intend to use the net proceeds from this offering for repay indebtedness, including our outstanding 6.750% senior notes due 2025. This prospectus supplement shall not constitute a notice of redemption with respect to the 6.750% senior notes due 2025. Any such notice of redemption will be delivered in accordance with the indenture governing the 6.750% senior notes due 2025. Pending such use, we may invest the net proceeds in short-term interest-bearing accounts, securities or similar investments. To the extent that the proceeds from this offering are used to refinance indebtedness, certain underwriters and/or their respective affiliates may receive a portion of the proceeds of this offering.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and consolidated capitalization as of December 31, 2023:

•	on a historical basis; and

•	as adjusted to give effect to the issuance of the notes and payment of estimated fees and expenses.

The information presented in the table below should be read in conjunction with “Use of Proceeds,” and “Description of Long-Term Debt” as well as the consolidated historical financial statements and notes thereto incorporated by reference in this prospectus supplement and the accompanying base prospectus.

	At December 31, 2023
	Actual	As Adjusted
	(in millions)
Cash and cash equivalents	$2,927.8	$2,917.8

Long-term debt (including current maturities):(1)
MGM Resorts International:
Senior credit facility(2)	—	—
6.750% senior notes due 2025	750.0	—
5.750% senior notes due 2025	675.0	675.0
4.625% senior notes due 2026	400.0	400.0
5.500% senior notes due 2027	675.0	675.0
4.750% senior notes due 2028	750.0	750.0
% senior notes due 2032 offered hereby	—	750.0
Mandalay Resort Group:
7.000% debentures due 2036	0.6	0.6
MGM China:
First revolving credit facility	371.3	371.3
Second revolving credit facility	—	—
5.375% senior notes due 2024	750.0	750.0
5.25% senior notes due 2025	500.0	500.0
5.875% senior notes due 2026	750.0	750.0
4.75% senior notes due 2027	750.0	750.0
Total face value of long-term-debt	$6,371.9	6,371.9

Debt premiums and discounts, and unamortized debt issuance costs, net	$(28.1)	$(38.1)

Total long-term debt (including current maturities), net	$6,343.8	$6,333.8
Total stockholders’ equity	$4,334.1	$4,334.1
Total capitalization	$10,677.9	$10,677.9

(1)

All of the outstanding long-term debt identified in this table are joint and several obligations of MGM Resorts International and the guarantors, except the MGM China credit facility and the MGM China senior notes. The long-term debt shown above excludes certain intercompany indebtedness that is eliminated in our consolidated financial statements.

(2)

On February 9, 2024, we entered into an amendment to our Credit Agreement to increase the size of our Revolving Credit Facility to $2.3 billion. See “Description of Long-Term Debt—MGM Resorts—Senior Credit Facility.”

REGULATION AND LICENSING

The gaming industry is highly regulated, and we must maintain our licenses and pay gaming taxes to continue our operations. Each of our casinos is subject to extensive regulation under the laws, rules and regulations of the jurisdiction where it is located. These laws, rules and regulations generally concern the responsibility, financial stability and character of the owners, managers, and persons with financial interest in the gaming operations. Violations of laws in one jurisdiction could result in disciplinary action in other jurisdictions.

Our businesses are subject to various federal, state, local and foreign laws and regulations affecting businesses in general. These laws and regulations include, but are not limited to, restrictions and conditions concerning alcoholic beverages, smoking, employees, currency transactions, taxation, zoning and building codes (including regulations under the Americans with Disabilities Act, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities), construction, land use and marketing and advertising. We also deal with significant amounts of cash in our operations and are subject to various reporting and anti-money laundering regulations. Such laws and regulations could change or could be interpreted differently in the future, or new laws and regulations could be enacted. Material changes, new laws or regulations, or material differences in interpretations by courts or governmental authorities could adversely affect our operating results.

In addition, we are subject to certain federal, state and local environmental laws, regulations and ordinances, including the Clean Air Act, the Clean Water Act, the Resource Conservation Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act and the Oil Pollution Act of 1990. Under various federal, state and local laws and regulations, an owner or operator of real property may be held liable for the costs of removal or remediation of certain hazardous or toxic substances or wastes located on its property, regardless of whether or not the present owner or operator knows of, or is responsible for, the presence of such substances or wastes. We have not identified any issues associated with our properties that could reasonably be expected to have an adverse effect on us or the results of our operations.

For a summary of gaming and other regulations that affect our business, see Exhibit 99.1 to our Annual Report on Form 10-K for the year ended December 31, 2023, incorporated by reference herein.

DESCRIPTION OF LONG-TERM DEBT

MGM Resorts

Senior Credit Facility

On November 24, 2021, we entered into the senior credit facility among us, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent (the “Credit Agreement”).

At December 31, 2023, our senior credit facility consisted of the $1.675 billion Revolving Credit Facility (the “Revolving Credit Facility”). At December 31, 2023, no amounts were drawn on the Revolving Credit Facility.

On February 9, 2024, we entered into the Second Amendment to the Credit Agreement (the “Credit Agreement Amendment”) to increase the amount of revolving commitments from $1.675 billion to $2.3 billion and extend the maturity date from November 24, 2026 to February 9, 2029. The interest rate of the Revolving Credit Facility is determined by reference to a rent adjusted total net leverage ratio pricing grid, which would result in an interest rate of Daily Simple SOFR (or Term SOFR) plus 1.50% to 2.25%.

The Credit Agreement governing the Revolving Credit Facility contains customary covenants that, among other things, limit the ability of us and our restricted subsidiaries to: (i) incur additional indebtedness; (ii) merge with a third party or engage in other fundamental changes; (iii) make restricted payments; (iv) enter into, create, incur or assume any liens; (v) make certain sales and other dispositions of assets; (vi) enter into certain transactions with affiliates; (vii) make certain payments on certain other indebtedness; (viii) make certain investments; and (ix) incur restrictions on the ability of restricted subsidiaries to make certain distributions, loans or transfers of assets us or any restricted subsidiary. These covenants are subject to a number of important exceptions and qualifications. The Credit Agreement requires us to comply with a financial covenant, which may restrict our ability to incur additional debt to fund our obligations in the near term.

Mandatory prepayments of the credit facilities will be required upon the occurrence of certain events, including sales of certain assets, subject to certain exceptions.

The Credit Agreement also provides for customary events of default, including, without limitation, (i) payment defaults, (ii) inaccuracies of representations and warranties, (iii) covenant defaults, (iv) cross-defaults to certain other indebtedness in excess of specified amounts, (v) certain events of bankruptcy and insolvency, (vi) judgment defaults in excess of specified amounts, (vii) actual or asserted invalidity or impairment of any loan documentation, (viii) following the granting of liens on collateral, the security documents cease to create a valid and perfected first priority lien on any material portion of the collateral, (ix) ERISA defaults, and (x) change of control.

The Revolving Credit Facility is guaranteed by each of our existing direct and indirect wholly-owned material domestic restricted subsidiaries, subject to certain exclusions. The Revolving Credit Facility is, subject to receipt of gaming approvals, secured by a pledge of the equity in certain of our domestic operating properties.

The Credit Agreement contains customary representations and warranties, events of default and positive and negative covenants. We were in compliance with the applicable covenants at December 31, 2023.

Debt Securities

In addition to our existing senior credit facility, we had outstanding, as of December 31, 2023, the following notes issued by us:

•	$750 million of 6.75% senior notes, due 2025;

•	$675 million of 5.75% senior notes, due 2025;

•	$400 million of 4.625% senior notes, due 2026;

•	$675 million of 5.5% senior notes, due 2027; and

•	$750 million of 4.75% senior notes, due 2028.

In connection with the acquisition of Mandalay Resort Group, all of the outstanding senior notes and debentures and senior subordinated notes and debentures issued by Mandalay Resort Group became our obligations. The only notes issued by Mandalay Resort Group that remain outstanding as of December 31, 2023 are the $0.6 million of 7% debentures due 2036.

As of December 31, 2023, our principal debt arrangements were guaranteed by each of our material domestic subsidiaries, other than MGM Detroit, MGM National Harbor, MGM Springfield and each of their respective subsidiaries. Our international subsidiaries, including MGM China, LeoVegas, MGM Sports & Interactive Gaming, and their respective subsidiaries, are not guarantors of such indebtedness. The entities that guarantee our principal debt arrangements will also be guarantors in connection with the notes issued hereby.

MGM China

While indebtedness of MGM China is consolidated in our financial statements pursuant to generally accepted accounting principles, such indebtedness is not recourse to us or any other subsidiary that is not also a subsidiary of MGM China.

MGM China Senior Notes

In May 2019, MGM China issued $750 million in aggregate principal amount of 5.375% senior notes due 2024 (the “2024 MGM China Notes”) and $750 million in aggregate principal amount of 5.875% senior notes due 2026 (the “2026 MGM China Notes”).

In June 2020, MGM China issued $500 million in aggregate principal amount of 5.25% senior notes due 2025 (the “2025 MGM China Notes”) and used net proceeds from the offering to repay amounts outstanding under its revolving credit facility and for general corporate purposes.

In March 2021, MGM China issued $750 million in aggregate principal amount of 4.75% senior notes due 2027 (the “2027 MGM China Notes” and, together with the 2024 MGM China Notes, 2026 MGM China Notes and the 2025 MGM China Notes, the “MGM China Notes”) and used net proceeds from the offering to repay amounts outstanding under its revolving credit facility and for general corporate purposes.

The 2024 MGM China Notes will mature on May 15, 2024, the 2025 MGM China Notes will mature on June 18, 2025, the 2026 MGM China Notes will mature on May 15, 2026 and the 2027 MGM China Notes will mature on February 1, 2027. MGM China pays interest on the 2024 MGM China Notes and the 2026 MGM China Notes on May 15 and November 15 of each year, pays interest on the 2025 MGM China Notes on June 18 and December 18 of each year, and pays interest on the 2027 MGM China Notes on February 1 and August 1 of each year. Interest accrues on the 2024 MGM China Notes at a rate of 5.375% per annum, on the 2025 MGM China Notes at a rate of 5.25% per annum, on the 2026 MGM China Notes at a rate of 5.875% per annum, and on the 2027 MGM China Notes at a rate of 4.75% per annum, and in each case is payable in cash.

MGM China may redeem the 2024 MGM China Notes, in whole or in part, at par plus accrued and unpaid interest to, but not including, the redemption date. MGM China may redeem the 2025 MGM China Notes, the 2026 MGM China Notes, and the 2027 MGM China Notes, in whole or in part, at a premium declining ratably to zero, plus accrued and unpaid interest to, but not including, the redemption date. In the event of a change of control triggering event or an investor put option triggering event (which relates to the status of the gaming operations of the Issuer’s subsidiaries in Macau), MGM China will be required to offer to repurchase the notes at 101% or 100% of the principal amount, respectively, plus accrued and unpaid interest to, but not including, the repurchase date.

The indentures governing the MGM China Notes contain covenants that limit MGM China’s ability to merge with other companies and require it to comply with certain reporting requirements. These covenants are subject to exceptions and qualifications set forth in each indenture.

Events of default under the indentures governing the MGM China Notes include, among others, the following with respect to each series of notes: default for 30 days in the payment when due of interest on the notes; default in payment when due of the principal of, or premium, if any, on the notes; failure to comply with certain covenants in each indenture for 60 days upon the receipt of notice from the trustee or holders of 25% in aggregate principal amount of the notes; acceleration of debt of MGM China or a subsidiary thereof in excess of a specified amount, which acceleration is not annulled within 30 days; and certain events of bankruptcy or insolvency. In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to MGM China, all notes then outstanding will become due and payable immediately without further action or notice. If any other event of default occurs with respect to the MGM China Notes, the trustee or holders of 25% in aggregate principal amount of the applicable series of notes may declare all of the notes of the applicable series to be due and payable immediately.

MGM China First Revolving Credit Facility

At December 31, 2023, the MGM China first revolving credit facility consisted of a HK$9.75 billion (approximately $1.2 billion) unsecured revolving credit facility. At December 31, 2023, $371.3 million was drawn on the MGM China first revolving credit facility and the weighted average interest rate was 8.57%.

The MGM China first revolving credit facility bears interest at a fluctuating rate per annum based on Hong Kong Interbank Offered Rate (“HIBOR”) plus 1.625% to 2.75%, as determined by MGM China’s leverage ratio. In June 2023, MGM China amended its first revolving credit agreement to extend the maturity date to May 2026.

The MGM China first revolving credit facility contains customary representations and warranties, events of default, and positive, negative and financial covenants, including that MGM China maintains compliance with a maximum leverage ratio and a minimum interest coverage ratio. In connection with the June 2023 amendment, the financial covenants under the MGM China first revolving credit facility are waived through December 31, 2024 and become effective beginning on March 31, 2025.

MGM China was in compliance with its applicable MGM China first revolving credit facility covenants at December 31, 2023.

MGM China Second Revolving Credit Facility

At December 31, 2023, the MGM China second revolving credit facility consisted of a HK$4.6 billion (approximately $588 million) unsecured revolving credit facility, with an option to increase the amount of the facility up to HK$5.85 billion (approximately $749 million), subject to certain conditions. The option to increase the amount of the facility was partially exercised in August 2023, increasing the facility by HK$205 million (approximately $26 million); in October 2023, increasing the facility by HK$1.17 billion (approximately $150 million); and in December 2023, increasing the facility by HK$100 million (approximately $13 million). At December 31, 2023, no amounts were drawn on the MGM China second revolving credit facility.

In June 2023, MGM China amended its second revolving credit agreement to extend the maturity date to May 2026, increase the amount to which MGM China may upsize the facility, and remove the requirement for the MGM China first revolving credit facility to be fully drawn prior to utilizing the MGM China second revolving credit facility. The MGM China second credit facility bears interest at a fluctuating rate per annum based on HIBOR plus 1.625% to 2.75%, as determined by MGM China’s leverage ratio.

The MGM China second revolving credit facility contains customary representations and warranties, events of default, and positive, negative and financial covenants, including that MGM China maintains compliance with a maximum leverage ratio and a minimum interest coverage ratio. In connection with the June 2023 amendment, the financial covenants under the MGM China second revolving credit facility are waived through December 31, 2024 and become effective beginning on March 31, 2025.

MGM China was in compliance with its applicable MGM China second credit facility covenants at December 31, 2023.

DESCRIPTION OF NOTES

You can find the definitions of certain terms used in this description under the heading “Certain Definitions.” In this description, the words “MGM Resorts International,” “we,” “us” and “our” refer only to the single corporation MGM Resorts International, a Delaware corporation, and not to any of its Subsidiaries.

MGM Resorts International will issue the   % senior notes due 2032, which we refer to as the “Notes,” pursuant to this prospectus supplement. The Notes will be issued under an Indenture dated as of      2024 (the “Base Indenture”), as supplemented by a first supplemental indenture to be dated as of     , 2024 among MGM Resorts International, the Subsidiary Guarantors (as defined below) and U.S. Bank, Trust Company, National Association, as trustee (the “Trustee”); the Base Indenture as so supplemented, the “Indenture.” The terms of the Notes include those provisions contained in the Indenture and certain provisions of the Trust Indenture Act of 1939, as amended (the “TIA”), incorporated by the terms of the Indenture.

The following description is a summary of the material provisions of the Indenture. This summary does not restate the Indenture in its entirety. We urge you to read the Indenture because the Indenture, and not this description, defines your rights as a holder of the Notes. Copies of the Indenture may be obtained from MGM Resorts International.

Ranking

The Notes will be:

•	general senior unsecured obligations of MGM Resorts International, pari passu or senior in right of payment to all existing and future Indebtedness of MGM Resorts International;

•

guaranteed on a senior basis by each of the Subsidiary Guarantors (as defined below) (other than MDDC and MGM Yonkers and any other future Subsidiaries that require approval from a Gaming Authority in order to execute and deliver a Subsidiary Guarantee), unless and until regulatory approval for their Subsidiary Guarantees (as defined below) is obtained, and, with respect to MDDHC, unless and until regulatory approval for the Subsidiary Guarantee of MDDC is approved, with each such Subsidiary Guarantee being unsecured;

•	senior in right of payment to future Indebtedness that may be subordinated to the Notes and the Subsidiary Guarantees;

•

effectively junior to our secured Indebtedness, including (a) Indebtedness under the Credit Facility and related guarantees (which are secured by the Operating Partnership units held by loan parties under the Credit Facility) and (b) any future secured Indebtedness permitted to be incurred in accordance with the terms of the Notes, in each case, to the extent of the value of the assets securing such Indebtedness; and

•

effectively subordinated to all Indebtedness and other obligations of the non-guarantor Subsidiaries, including (a) until regulatory approval for its Subsidiary Guarantee is obtained, all Indebtedness of MDDC and MGM Yonkers (and any other future Subsidiaries that require approval from a Gaming Authority in order to execute and deliver a Subsidiary Guarantee), (b) until regulatory approval for the Subsidiary Guarantee of MDDC is obtained, MDDHC, (c) all Indebtedness of MGM China, MGM Grand Paradise, LeoVegas, MGM Sports & Interactive Gaming and their respective Subsidiaries and (d) any indebtedness incurred by MGM National Harbor, MGM Springfield, MGM Detroit and any of their respective Subsidiaries.

As of December 31, 2023, non-guarantor Subsidiaries had approximately $3.1 billion aggregate principal amount of indebtedness (excluding intercompany indebtedness). As of December 31, 2023, neither MDDC nor MDDHC had any indebtedness, other than intercompany indebtedness and their guarantees of the senior credit facility, the Existing Senior Notes and, in the case of MDDC, indebtedness incurred in the ordinary course of business. As of the date hereof, MGM Yonkers had no Indebtedness other than intercompany indebtedness and their guarantees of the senior credit facility and the Existing Senior Notes.

The Indenture does not contain any limitation on the amount of Indebtedness MGM Resorts International or its Subsidiaries may Incur, but limits liens securing Indebtedness of MGM Resorts International and the Subsidiary Guarantors as set forth below under “Additional Covenants of MGM Resorts International— Limitation on Liens” and “Exempted Liens and Sale and Lease-Back Transactions.”

Except as described under “—Merger, Consolidation or Sale of Assets” or “—Additional Covenants of MGM Resorts International” below, the Indenture does not contain any provisions that would afford holders of the Notes protection in the event of (i) a highly leveraged or similar transaction involving MGM Resorts International or any of its Subsidiaries, or (ii) a reorganization, restructuring, merger or similar transaction involving MGM Resorts International or any of its Subsidiaries that may adversely affect the holders of the Notes. In addition, subject to the limitations set forth under “— Merger, Consolidation or Sale of Assets” and “—Additional Covenants of MGM Resorts International” below and certain restrictions under instruments governing our Credit Facility, MGM Resorts International or any of its Subsidiaries may, in the future, enter into certain transactions that would increase the amount of Indebtedness of MGM Resorts International or its Subsidiaries or substantially reduce or eliminate the assets of MGM Resorts International or its Subsidiaries, which may have an adverse effect on MGM Resorts International’s ability to service its Indebtedness, including the Notes. For additional information regarding subsidiary guarantors, see the guarantor financial information included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 incorporated by reference herein.

Principal, Maturity and Interest

The Notes will be issued in an initial aggregate principal amount of $750,000,000 and will mature on     , 2032. In addition, we may issue an unlimited amount of additional notes under the indenture from time to time after this offering. We may create and issue additional notes with the same terms as the Notes offered hereby so that the additional notes will form a single class with the Notes offered hereby. We will issue the Notes in minimum denominations of $2,000 and integral multiples of $1,000.

Interest on the Notes will accrue at the rate of   % per annum. Interest on the Notes will be payable semiannually in arrears on      and      of each year until maturity, beginning on     , 2024. MGM Resorts International will make each interest payment to the holders of record of the Notes on the immediately preceding      and     . Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Principal of, premium, if any, and interest on the Notes will be payable at the office or agency of MGM Resorts International maintained for such purpose within the City and State of New York or, at the option of MGM Resorts International, payment of interest may be made by check mailed to the holders of the Notes at their respective addresses set forth in the register of holders; provided that all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by DTC (as defined below) or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the holder or holders thereof. Until otherwise designated by MGM Resorts International, MGM Resorts International’s office or agency in New York will be the office of the Trustee maintained for such purpose.

Subsidiary Guarantees

MGM Resorts International’s payment Obligations under the Notes will be jointly and severally guaranteed (the “Subsidiary Guarantees”) by each of the Subsidiaries that is a guarantor under any series of our Existing Senior Notes and the Credit Facility (the “Subsidiary Guarantors”). In the event that any Subsidiary Guarantor is no longer designated as a guarantor under any series of the Existing Notes, the Credit Facility or any of our future capital markets Indebtedness (“Reference Indebtedness”), that Subsidiary Guarantor will be released and relieved of its obligations under its Subsidiary Guarantee of the Notes; provided that any transaction related to such release is carried out pursuant to and in accordance with all other applicable provisions of the Indenture.

Our Subsidiaries that are not guarantors under our Existing Senior Notes or Credit Facility will not guarantee the Notes. The non-guarantor Subsidiaries include all of our non-U.S. Subsidiaries (including MGM China, MGM Grand Paradise, LeoVegas, and any of their respective Subsidiaries) and their U.S. holding companies. The non-guarantor Subsidiaries will also include: (a) certain domestic Subsidiaries that do not guarantee the Reference Indebtedness (such as MGM National Harbor, MGM Springfield, MGM Detroit, MGM Sports & Interactive Gaming and any of their respective Subsidiaries); (b) the Insurance Subsidiaries; (c) until such time when we have received approval from the New Jersey Division of Gaming Enforcement, MDDC (and any other Subsidiary Guarantors subject to the oversight of the New Jersey Division of Gaming Enforcement); (d) until such time when we have received approval from the New Jersey Division of Gaming Enforcement in respect of MDDC, MDDHC; (e) until such time when we have received approval from the New York State Gaming Commission, MGM Yonkers (and any other Subsidiary Guarantor subject to the oversight of the New York State Gaming Commission); and (f) until such time when we have received approval from the relevant Gaming Authority, such other Subsidiaries that may be formed or acquired after the date of the Indenture that are subject to the jurisdiction of a Gaming Authority that requires approval prior to the execution and delivery of a guarantee.

The Subsidiary Guarantee of each Subsidiary Guarantor will be:

•	senior in right of payment to the guarantees of, or obligations under future Indebtedness of the Subsidiary Guarantor that may be subordinated to its Subsidiary Guarantee of the Notes;

•

effectively junior to our secured Indebtedness, including (a) Indebtedness under the Credit Facility and the related guarantees (which are secured by the Operating Partnership units held by loan parties under the Credit Agreement) and (b) any future secured Indebtedness permitted to be incurred in accordance with the terms of the Notes, in each case, to the extent of the value of the assets securing such Indebtedness; and

•

effectively subordinated to all Indebtedness and other obligations of the non-guarantor Subsidiaries, including (a) until regulatory approval for their respective Subsidiary Guarantees is obtained, MDDC and MGM Yonkers (and any other future Subsidiaries that require approval from a Gaming Authority in order to execute and deliver a Subsidiary Guarantee), (b) until regulatory approval for the Subsidiary Guarantee of MDDC is obtained, MDDHC, (c) all indebtedness of MGM China, MGM Grand Paradise, LeoVegas, MGM Sports & Interactive Gaming, and their respective Subsidiaries, (d) any indebtedness incurred by MGM National Harbor, MGM Springfield, MGM Detroit and any of their respective Subsidiaries and (e) until regulatory approval from the relevant Gaming Authority, such other Subsidiaries that may be formed or acquired after the date of the Indenture that are subject to the jurisdiction of a Gaming Authority that requires approval prior to the execution and delivery of a guarantee.

Until such time as we have obtained such approval from the New Jersey Division of Gaming Enforcement, the New York State Gaming Commission or any other Gaming Authority under whose jurisdiction approval is required in order to execute and deliver a Subsidiary Guarantee, which approvals may not be obtained at all, MDDC, MGM Yonkers and any other Subsidiary Guarantors formed or acquired after the date of the Indenture that are subject to the oversight of the New Jersey Division of Gaming Enforcement, the New York State Gaming Commission or such other Gaming Authority are prohibited from issuing a guarantee of the Notes. In addition, MDDHC, the parent holding company of MDDC, will not issue a guarantee of the Notes until the New Jersey Division of Gaming Enforcement approves the issuance of a Subsidiary Guarantee by MDDC. See “Risk Factors—Risks Relating to the Notes— Until we receive the necessary approvals from the New Jersey Division of Gaming Enforcement and the New York State Gaming Commission, as applicable, MDDC, MGM Yonkers and any other subsidiary guarantors subject to the oversight of the New Jersey Division of Gaming Enforcement or the New York State Gaming Commission, or for whom the issuance of a subsidiary guarantee is conditioned on approvals to be issued by such authorities, will not be able to guarantee the notes.” The Indenture will provide that we will use commercially reasonable efforts to obtain such approval. See “Regulation and Licensing.”

The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable law. This may not be effective to protect the Subsidiary

Guarantee from being voided under fraudulent transfer law, or may eliminate the Subsidiary Guarantors’ obligations or reduce such obligations to an amount that effectively makes the Subsidiary Guarantee worthless.

No Subsidiary Guarantor will be permitted to consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another corporation or other Person, whether or not affiliated with such Subsidiary Guarantor unless:

•

subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee and the Indenture pursuant to a supplemental indenture in form and substance reasonably satisfactory to the trustee; and

•	immediately after giving effect to such transaction, no Default or Event of Default exists.

The Indenture will provide that in the event of (a) a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise or (b) a sale or other disposition of all or substantially all of the capital stock of any Subsidiary Guarantor, then the Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all or substantially all of the capital stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of the Subsidiary Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee, except in the event of a sale or other disposition to MGM Resorts International or any other Subsidiary Guarantor. Notwithstanding the foregoing, any Subsidiary Guarantor will automatically be released from all obligations under its Subsidiary Guarantee, and such Subsidiary Guarantee shall thereupon terminate and be discharged and of no further force and effect, upon the merger or consolidation of any Subsidiary Guarantor with and into MGM Resorts International or another Subsidiary Guarantor that is the surviving Person in such merger or consolidation, or upon the liquidation or dissolution of such Subsidiary Guarantor following the transfer of all of its assets to MGM Resorts International or another Subsidiary Guarantor.

Optional Redemption

On and after     , 2027, we may on any one or more occasions redeem the Notes, in whole or in part, upon not less than 10 nor more than 60 days’ notice mailed or otherwise delivered to each holder of Notes in accordance with the applicable procedures of DTC, at the redemption prices (expressed as a percentage of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest on the Notes, if any, to the applicable date of redemption, if redeemed during the twelve-month period beginning on      of each of the years indicated below:

Year	Percentage
2027		%
2028		%
2029 and thereafter	100.000%

In addition, the Notes are redeemable at our election, in whole or in part, at any time or from time to time prior to     , 2027, at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes to be redeemed; or

•

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on     , 2027) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points less (b) interest accrued to the date of redemption, plus, in either of the above cases, accrued and unpaid interest to the date of redemption on the Notes to be redeemed.

Prior to     , 2027, we may also on any one or more occasions redeem in the aggregate up to 40% of the aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional notes under the Indenture) with the net cash proceeds of one or more Equity Offerings, upon not less than 10 nor more than 60 days’ notice mailed or otherwise delivered to each Holder in accordance with the applicable procedures of DTC, at a redemption price equal to   % of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to the applicable date of redemption; provided that:

(1)	at least 50% of the original aggregate principal amount of the Notes remains outstanding after each such redemption; and

(2)	such redemption occurs within 120 days after the closing of such Equity Offering.

Except as described in this “—Optional Redemption” and as set forth under “—Mandatory Disposition Pursuant to Gaming Laws,” the Notes will not be redeemable at our option prior to     , 2027.

We will mail or otherwise deliver any notices of redemption at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed. Any notice to holders of a redemption will state, among other things, the redemption price (or how the redemption price will be calculated if not a fixed amount or subject to change) and date. In connection with any redemption of the Notes, a notice of redemption may provide that the optional redemption described in such notice is conditioned upon the occurrence of certain events before the redemption date. Such notice of conditional redemption will be of no effect unless all such conditions to the redemption have occurred before the redemption date or have been waived by us. If any of these events fail to occur and are not waived by us, we will be under no obligation to redeem the notes or pay the holders any redemption proceeds and our failure to so redeem the notes will not be considered a default or event of default. In the event that any of these conditions fail to occur or are not waived by us, we will promptly notify the trustee in writing that the conditions precedent to such redemption have failed to occur and the notes will not be redeemed.

In connection with any tender offer or other offer to purchase for all of the Notes, if holders of not less than 90% of the aggregate principal amount of the then outstanding Notes validly tender and do not validly withdraw such Notes in such tender offer and we, or any third party making such tender offer in lieu of us, purchases all of the Notes validly tendered and not validly withdrawn by such holders, we or such third party will have the right, upon not less than 10 nor more than 60 days’ notice following such purchase date, to redeem all Notes that remain outstanding following such purchase at a price equal to the price paid to each other holder in such tender offer, plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the date of such redemption.

If we elect to partially redeem the Notes, the trustee will select the Notes to be redeemed consistent with the procedures of DTC (as defined below).

Unless we default in payment of the redemption price (or, in the case of a conditional redemption, all of the conditions have not been met or waived by us), on and after the redemption date, interest will cease to accrue on the Notes or portion thereof called for redemption.

Mandatory Redemption

MGM Resorts International will not be required to make any mandatory redemption or sinking fund payments in respect of the Notes.

Mandatory Disposition Pursuant to Gaming Laws

Each holder, by accepting a Note, shall be deemed to have agreed that if the gaming authority of any jurisdiction in which MGM Resorts International or any of its Subsidiaries conducts or proposes to conduct gaming requires that a person who is a holder or the beneficial owner of Notes be licensed, qualified or found suitable under applicable gaming laws, such holder or beneficial owner, as the case may be, shall apply for a license, qualification or a finding of suitability within the required time period. If such Person fails to apply or become licensed or qualified or is found unsuitable, MGM Resorts International shall have the right, at its option:

•

to require such Person to dispose of its Notes or beneficial interest therein within 30 days of receipt of notice of MGM Resorts International’s election or such earlier date as may be requested or prescribed by such gaming authority; or

•	to redeem such Notes, which redemption may be less than 30 days following the notice of redemption if so requested or prescribed by the applicable gaming authority, at a redemption price equal to:

(1)	the lesser of:

(a)	the Person’s cost, plus accrued and unpaid interest, if any, to the earlier of the redemption date or the date of the finding of unsuitability or failure to comply; and

(b)	100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the earlier of the redemption date or the date of the finding of unsuitability or failure to comply; or

(2)	such other amount as may be required by applicable law or order of the applicable gaming authority.

MGM Resorts International shall notify the trustee in writing of any such redemption as soon as practicable. MGM Resorts International shall not be responsible for any costs or expenses any holder of Notes may incur in connection with its application for a license, qualification or a finding of suitability.

Additional Covenants of MGM Resorts International

Limitation on Liens

Other than as provided below under “—Exempted Liens and Sale and Lease-Back Transactions,” neither MGM Resorts International nor any of the Subsidiary Guarantors may issue, assume or guarantee any Indebtedness secured by a Lien upon any Principal Property or on any evidences of Indebtedness or shares of capital stock of, or other ownership interests in, any Subsidiaries that own any Principal Property (regardless of whether the Principal Property, Indebtedness, capital stock or ownership interests were acquired before or after the date of the Indenture) without effectively providing that the Notes shall be secured equally and ratably with (or prior to) such Indebtedness so long as such Indebtedness shall be so secured, except that this restriction will not apply to:

(a)	Liens existing on the Issue Date;

(b)

Liens affecting property of a corporation or other entity existing at the time it becomes a Subsidiary Guarantor or at the time it is merged into or consolidated with MGM Resorts International or a Subsidiary Guarantor (provided that such Liens do not extend to or cover property of MGM Resorts International or any Subsidiary Guarantor other than property of the entity so acquired or which becomes a Subsidiary Guarantor);

(c)

Liens (including purchase money Liens) existing at the time of acquisition thereof on property acquired after the date hereof or to secure Indebtedness Incurred prior to, at the time of, or within 24 months after the acquisition for the purpose of financing all or part of the purchase price of property acquired after the date hereof (provided that such Liens do not extend to or cover any property of MGM Resorts International or any Subsidiary Guarantor other than the property so acquired);

(d)

Liens on any property to secure all or part of the cost of improvements or construction thereon or Indebtedness Incurred to provide funds for such purpose in a principal amount not exceeding the cost of such improvements or construction;

(e)

Liens which secure Indebtedness of a Subsidiary of MGM Resorts International to MGM Resorts International or to a Subsidiary Guarantor or which secure Indebtedness of MGM Resorts International to a Subsidiary Guarantor;

(f)

Liens on the stock, partnership or other equity interest of MGM Resorts International or a Subsidiary Guarantor in any Joint Venture or any Subsidiary that owns an equity interest in such Joint Venture to secure Indebtedness, provided the amount of such Indebtedness is contributed and/or advanced solely to such Joint Venture;

(g)	Liens to government entities, including pollution control or industrial revenue bond financing;

(h)

Liens required by any contract or statute in order to permit MGM Resorts International or a Subsidiary of MGM Resorts International to perform any contract or subcontract made by it with or at the request of a governmental entity;

(i)	mechanic’s, materialman’s, carrier’s or other like Liens, arising in the ordinary course of business;

(j)	Liens for taxes or assessments and similar charges;

(k)	zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property and certain other minor irregularities of title; and

(l)	any extension, renewal, replacement or refinancing of any Indebtedness secured by a Lien permitted by any of the foregoing clauses (a) through (k).

Notwithstanding the foregoing,

(a)

if any of the Existing Senior Notes are hereafter secured by any Liens on any of the assets of MGM Resorts International or any Subsidiary Guarantor (the “Initial Liens”), then MGM Resorts International and each Subsidiary Guarantor shall, substantially concurrently with the granting of any such Liens, subject to all necessary gaming regulatory approvals, grant perfected Liens in the same collateral to secure the Notes, equally, ratably and on a pari passu basis (the “Pari Passu Liens”). The Pari Passu Liens granted pursuant to this provision shall be (i) granted concurrently with the granting of any such Initial Liens, and (ii) granted pursuant to instruments, documents and agreements which are no less favorable to the trustee and the holders of the Notes than those granted to secure the Existing Senior Notes. In connection with the granting of any such Pari Passu Liens, MGM Resorts International and each Subsidiary Guarantor shall provide to the trustee (y) policies of title insurance on customary terms and conditions, to the extent that policies of title insurance on the corresponding property are provided to the holders of the Existing Senior Notes or their trustee (and in an insured amount that bears the same proportion to the principal amount of the outstanding Notes as the insured amount in the policies provided to the holders of the Existing Senior Notes bears to the aggregate outstanding amount thereof), and (z) legal opinions and other assurances as the trustee may reasonably request; and

(b)	if MGM Resorts International and the Subsidiary Guarantors become entitled to the release of all of such Initial Liens securing the Existing Senior Notes and Subsidiary guarantees related thereto,

and provided that no default or event of default has then occurred and remains continuing, MGM Resorts International and the Subsidiary Guarantors may in their sole discretion request that the collateral agent release any such Initial Liens securing the Notes and the Existing Senior Notes, and in such circumstances the collateral agent shall so release such Initial Liens.

Limitation on Sale and Lease-Back Transactions

Other than as provided below under “—Exempted Liens and Sale and Lease-Back Transactions,” neither MGM Resorts International nor any Subsidiary Guarantor will enter into any Sale and Lease-Back Transaction unless either:

(i)

MGM Resorts International or such Subsidiary Guarantor would be entitled, pursuant to the provisions described in clauses (a) through (m) under “—Limitation on Liens” above, to create, assume or suffer to exist a Lien on the property to be leased without equally and ratably securing the Notes;

(ii)

such Sale and Lease-Back Transaction is executed at the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the applicable Principal Property;

(iii)	an amount equal to the net cash proceeds of such sale is applied within 180 days to the retirement, discharge, repurchase, repayment or prepayment of its Funded Debt; or

(iv)	an amount equal to the net cash proceeds of such sale is applied within 180 days to the purchase, construction, development, expansion or improvement of other property.

Exempted Liens and Sale and Lease-Back Transactions

Notwithstanding the restrictions set forth in “—Limitation on Liens” and “—Limitation on Sale and Lease-Back Transactions” above, MGM Resorts International or any Subsidiary Guarantor may create, assume or suffer to exist Liens or enter into Sale and Lease-Back Transactions not otherwise permitted as described above, provided that at the time of such event, and after giving effect thereto, the sum of outstanding Indebtedness secured by such Liens (not including Liens permitted under “—Limitation on Liens” above) plus all Attributable Debt in respect of such Sale and Lease-Back Transactions entered into (not including Sale and Lease-Back Transactions permitted under “—Limitation on Sale and Lease-Back Transactions” above), measured, in each case, at the time any such Lien is incurred or any such Sale and Lease-Back Transaction is entered into, by MGM Resorts International and the Subsidiary Guarantors does not exceed 15% of Consolidated Net Tangible Assets and Liens securing Indebtedness in excess of such amount to the extent such Lien is incurred in connection with an extension, renewal, replacement or refinancing of Indebtedness (not to exceed the principal amount of such extended, renewed, replaced or refinanced Indebtedness plus fees, expenses and premium payable thereon) secured by a Lien incurred pursuant to the provisions of this “Exempted Liens and Sale Lease-Back Transactions” paragraph or any previous extension, renewal, replacement or refinancing of any such Indebtedness (which extended, renewed, replaced or refinanced Indebtedness shall, for the avoidance of doubt, thereafter be included in the calculation of such amount), provided that the foregoing shall not apply to any Liens that may at any time secure any of the Existing Senior Notes.

Merger, Consolidation or Sale of Assets

The Indenture does not allow us to consolidate or merge with or into, or sell, assign, convey, transfer or lease our properties and assets, substantially in their entirety, as computed on a consolidated basis, to another corporation, person or entity unless:

•	either we are the surviving person, in the case of a merger or consolidation, or the successor or transferee is a corporation organized under the laws of the United States, or any state thereof or the

District of Columbia and the successor or transferee corporation expressly assumes, by supplemental indenture, all of our obligations under the Indenture, including under the Notes; and

•	no default or event of default exists immediately after such transaction.

Subsidiary Guarantees

The Indenture will provide that any of our existing and future domestic Subsidiaries that are wholly owned, directly or indirectly, by us will be required to become a Subsidiary Guarantor if such Subsidiary grants a guarantee in respect of any Reference Indebtedness as described under “—Subsidiary Guarantees” above.

Events of Default

Events of default means any of the following:

1)	default in the payment of any interest upon any Notes when it becomes due and payable, and continuance of such default for a period of 30 days;

2)	default in the payment of principal of or premium, if any, on any Notes when due;

3)

the acceleration of the maturity of any Indebtedness of MGM Resorts International or any Subsidiary Guarantor (other than Non-recourse Indebtedness), at any one time, in an amount in excess of the greater of (a) $250 million and (b) 5% of Consolidated Net Tangible Assets, if such acceleration is not annulled within 30 days after written notice as provided in the Indenture;

4)

entry of final judgments against MGM Resorts International or any Subsidiary Guarantor which remain undischarged for a period of 60 days, provided that the aggregate of all such judgments exceeds $250 million and judgments exceeding $250 million remain undischarged for 60 days after notice as provided in the Indenture;

5)

default in the performance, or breach, of any covenants or warranties in the Indenture if the default continues uncured for a period of 60 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding Notes as provided in the Indenture; and

6)	certain events of bankruptcy, insolvency or reorganization.

The failure to redeem any Notes subject to a conditional redemption is not an event of default if any event on which such redemption is so conditioned does not occur before the redemption date.

If an event of default occurs and continues, then the trustee or the holders of not less than 25% in principal amount of the outstanding Notes may, by a notice in writing to us, and to the trustee if given by the holders, declare to be due and payable immediately the principal of the outstanding Notes.

At any time after a declaration of acceleration with respect to Notes has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding Notes may, subject to our having paid or deposited with the trustee a sum sufficient to pay overdue interest and principal which has become due other than by acceleration and certain other conditions, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal and premium, if any, with respect to the Notes have been cured or waived as provided in the Indenture. For information as to waiver of defaults see the discussion set forth below under “Modification and Waiver.”

The Indenture provides that the trustee is not obligated to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee and applicable law, the holders of a majority in principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such Notes.

No holder of any Notes will have any right to institute any proceeding, judicial or otherwise with respect to the Indenture or for the appointment of a receiver or trustee, or for any remedy under the Indenture, unless such holder shall have previously given to the trustee written notice of a continuing event of default with respect to the Notes and the holders of at least 25% in principal amount of the outstanding Notes shall have made written request and offered reasonable indemnity to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in principal amount of the outstanding Notes direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, the holder of any Notes will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and any interest on such Notes on or after the due dates expressed in such Notes and to institute suit for the enforcement of any such payment.

We are required by the Indenture, within 120 days after the end of each fiscal year, to furnish to the trustee an officer’s certificate as to compliance with the Indenture. The Indenture provides that the trustee may withhold notice to the holders of Notes of any default or event of default (except a default in payment on Notes) with respect to Notes if and so long as the trustee, in good faith, determines that withholding such notice is in the interest of the holders of Notes.

Notwithstanding clause (5) of the first paragraph above or any other provision of the Indenture, except as provided in the final sentence of this paragraph, the sole remedy for any failure to comply by MGM Resorts International with the requirements described under the caption “—Reports” below shall be the payment of liquidated damages as described in the following sentence, such failure to comply shall not constitute an Event of Default, and holders of the Notes shall not have any right under the Indenture or the Notes to accelerate the maturity of the Notes as a result of any such failure to comply. If a failure to comply by MGM Resorts International with the covenant described under the caption “—Reports” below continues for 60 days after MGM Resorts International receives notice of such failure to comply in accordance with clause (5) of the first paragraph above (such notice, the “Reports Default Notice”), and is continuing on the 60th day following MGM Resorts International’s receipt of the Reports Default Notice, MGM Resorts International will pay liquidated damages to all holders of Notes at a rate per annum equal to 0.25% of the principal amount of the Notes from the 60th day following MGM Resorts International’s receipt of the Reports Default Notice to but not including the earlier of (x) the 121st day following MGM Resorts International’s receipt of the Reports Default Notice and (y) the date on which the failure to comply by MGM Resorts International with the requirements described under the caption “—Reports” below shall have been cured or waived. On the earlier of the date specified in the immediately preceding clauses (x) and (y), such liquidated damages will cease to accrue. If the failure to comply by MGM Resorts International with the requirements described under the caption “—Reports” below shall not have been cured or waived on or before the 121st day following MGM Resorts International’s receipt of the Reports Default Notice, then the failure to comply by MGM Resorts International with the requirements described under the caption “—Reports” shall on such 121st day constitute an Event of Default. A failure to comply with the requirements described under the caption “—Reports” below automatically shall cease to be continuing and shall be deemed cured at such time as MGM Resorts International furnishes to the trustee the applicable information or report (it being understood that the availability of such information or report on the Commission’s EDGAR service (or any successor thereto) shall be deemed to satisfy MGM Resorts International’s obligation to furnish such information or report to the trustee).

Modification and Waiver

We and the trustee, at any time and from time to time, may modify the Indenture without prior notice to or consent of any holder of the Notes for any of the following purposes:

•	to permit a successor corporation to assume our covenants and obligations under the Indenture and in the Notes in accordance with the terms of the Indenture;

•	to add to our covenants for the benefit of the holders of the Notes;

•	to surrender any of our rights or powers conferred in the Indenture;

•	to add any additional events of default;

•

to supplement any of the provisions of the Indenture to the extent needed to permit or facilitate the defeasance and discharge of the Notes in a manner that will not adversely affect the interests of the holders of the Notes in any material respect;

•

to provide for the acceptance of appointment by a successor trustee and to add to or change any of the provisions of the Indenture as is necessary to provide for the administration of the trust by more than one trustee;

•	to comply with the requirements of the Commission in connection with qualification of the Indenture under the TIA;

•	to cure any ambiguity;

•	to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision in the Indenture;

•

to conform the text of the Indenture or the Notes to the “Description of Notes” set forth in this prospectus supplement to the extent that such provision in the Description of Notes was intended to be a verbatim, or substantially verbatim, recitation of a provision of the Indenture or the Notes;

•	to eliminate any conflict between the terms of the Indenture and the Notes and the TIA; or

•

to make any other provisions with respect to matters or questions arising under the Indenture which will not be inconsistent with any provision of the Indenture as long as the new provisions do not adversely affect in any material respect the interests of the holders of the Notes.

We may also modify the Indenture for any other purpose if we receive the written consent of the holders of not less than a majority in principal amount of the outstanding Notes. We may not, however, without the consent of the holder of each Note effected thereby:

•

change the stated maturity or reduce the principal amount or the rate of interest, or extend the time for payment of interest of the Notes or any premium payable upon the redemption of the Notes, or impair

•

the right to institute suit for the enforcement of any payment on or after the due date thereof (including, in the case of redemption, on or after the redemption date), or alter any redemption provisions in a manner adverse to the holders of the Notes or release any Subsidiary Guarantor under any Subsidiary Guarantee (except in accordance with the terms of the Indenture or the Subsidiary Guarantee) or collateral, if any, securing the Notes (except in accordance with the terms of the Indenture or the documents governing such collateral, if any);

•	reduce the percentage in principal amount of the Notes where the consent of the holder is required for any such amendment, supplemental indenture or waiver which is provided for in the Indenture; or

•

modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Note which would be affected.

The Indenture provides that the holders of not less than a majority in aggregate principal amount of the Notes, by notice to the trustee, may on behalf of the holders of the Notes waive any default and its consequences under the Indenture, except (1) a continuing default in the payment of interest on, premium, if any, or the principal of, any Note held by a nonconsenting holder or (2) a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the holder of each Note.

Defeasance of Notes or Certain Covenants in Certain Circumstances

Legal Defeasance and Discharge

The Indenture provides that we may be discharged from any and all obligations under the Notes other than:

•	certain obligations to pay additional amounts, if any, upon the occurrence of certain tax, assessment or governmental charge events regarding payments on the Notes;

•	to register the transfer or exchange of the Notes;

•	to replace stolen, lost or mutilated Notes; or

•	to maintain paying agencies and to hold money for payment in trust.

We may only defease and discharge all of our obligations under the Notes if:

•

we irrevocably deposit with the trustee, in trust, the amount, as certified by an officers’ certificate, of money and/or U.S. government obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will be sufficient to pay and discharge each installment of principal and premium, if any and any interest on, and any mandatory sinking fund payments in respect of, the Notes on the dates such payments are due; and

•

With respect to legal defeasance only, we deliver to the trustee an opinion of independent counsel (which opinion must refer to and be based upon a published ruling of the United States Internal Revenue Service or a change in applicable United States federal income tax laws) or a ruling directed to the Trustee from the United States Internal Revenue Service, in either case to the effect that beneficial owners of the Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge.

Defeasance of Certain Covenants

Upon compliance with certain conditions, we may omit to comply with certain restrictive covenants contained in the Indenture. Any omission to comply with our obligations or covenants shall not constitute a default or event of default with respect to any Notes. In that event, you would lose the protection of these covenants, but would gain the protection of having money and/or U.S. government obligations set aside in trust to repay the Notes. We may only defease any covenants if, among other requirements:

•

we deposit with the trustee money and/or U.S. government obligations that, through the payment of interest and principal in respect to such obligations, in accordance with their terms, will provide money in an amount, as certified by an officers’ certificate, sufficient to pay principal, premium, if any, and any interest on and any mandatory sinking fund payments in respect of the Notes on the dates such payments are due; and

•

we deliver to the trustee an opinion of counsel or a ruling from the United States Internal Revenue Service to the effect that the beneficial owners of the Notes will not recognize income, gain or loss, for United States federal income tax purposes, as a result of the covenant defeasance.

Limited Liability of Certain Persons

The Indenture provides that none of our past, present or future stockholders, incorporators, employees, officers or directors, or of any successor corporation or any of our affiliates shall have any personal liability in respect of our obligations under the Indenture or the Notes by reason of his, her or its status as such stockholder, incorporator, employee, officer or director.

Compliance with Gaming Laws

Each holder of a Note, by accepting any Note, agrees to be bound by the requirements imposed on holders of debt securities of MGM Resorts International by the gaming authority of any jurisdiction in which MGM Resorts International or any of its Subsidiaries conducts or proposes to conduct gaming activities. For a description of the regulatory requirements applicable to MGM Resorts International, see “Regulation and Licensing” herein.

Reports

Whether or not required by the Commission, so long as any Notes are outstanding, MGM Resorts International will furnish to the trustee, within 15 days after the time periods specified in the Commission’s rules and regulations: (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by MGM Resorts International’s certified independent accountants; and (2) all current reports that would be required to be filed with the Commission on Form 8-K (it being understood that the availability of such information or report on the Commission’s EDGAR service (or any successor thereto) shall be deemed to satisfy MGM Resorts International’s obligation to furnish the information or report referenced in clauses (1) and (2) to the trustee). In addition, whether or not required by the Commission, MGM Resorts International will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

Delivery of reports, information and documents to the trustee is for informational purposes only, and the trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of the covenants in the indenture (as to which the trustee is entitled to rely on officers’ certificates).

Concerning the Trustee

If the trustee becomes a creditor of MGM Resorts International, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The holders of a majority in aggregate principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur and be continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of such Notes, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Book-Entry; Delivery and Form

DTC, which we refer to along with its successors in this capacity as the “depositary,” will act as securities depositary for the Notes. The Notes will be issued as fully registered securities registered in the name of Cede & Co., the depositary’s nominee. One or more fully registered global security certificates, representing the total aggregate principal amount of each series of Notes, will be issued and will be deposited with the depositary or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

Investors may elect to hold beneficial interests in the global Notes through either DTC, in the United States, or Clearstream Banking, soci6t6 anonyme (“Clearstream”), or Euroclear Bank S.A./N.V (“Euroclear”), in Europe, if they are participants of such systems, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC and facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the Commission.

Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries, and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no records of or relationship with persons holding through Euroclear Participants.

Distributions with respect to the Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions.

We will issue Notes in definitive certificated form in exchange for beneficial interests in the applicable global security certificates if the depositary notifies us that it is unwilling or unable to continue as depositary for the Notes, the depositary ceases to maintain certain qualifications under the Exchange Act and a successor depositary is not appointed by us within 90 days, or we determine, in our sole discretion, that the global security certificates shall be exchangeable. If we determine at any time that the Notes shall no longer be represented by global security certificates, we will inform the depositary of such determination who will, in turn, notify participants of their right to withdraw their beneficial interest from the global security certificates, and if such participants elect to withdraw their beneficial interests, we will issue certificates in definitive form in exchange for such beneficial interests in the global security certificates. Any global Note, or portion thereof, that is exchangeable pursuant to this paragraph will be exchangeable for security certificates, as the case may be, registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all Notes represented by these certificates for all purposes under the indenture. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have the Notes represented by these global security certificates registered in their names, and

•	will not be considered to be owners or holders of the global security certificates or any Notes represented by these certificates or have any rights for any purpose under the Notes or the indenture.

All payments on the Notes represented by global security certificates and all transfers and deliveries of related Notes will be made to the depositary or its nominee, as the case may be, as the holder of such securities.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee.

Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. Neither we nor the trustee will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.

Although the depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

The information in this section concerning the depositary, its book-entry system, Clearstream and Euroclear has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

Global Clearance and Settlement Procedures

Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).

Because of time-zone differences, credits of the Notes received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Notes settled during such processing will be reported to the relevant Euroclear Participant or Clearstream Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of the Notes by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time.

Paying Agent and Registrar for the Notes

MGM Resorts International will maintain one or more paying agents for the Notes in the Borough of Manhattan, City of New York. The initial paying agent for the Notes will be the Trustee.

MGM Resorts International will also maintain a registrar with offices in the Borough of Manhattan, City of New York. The initial registrar will be the Trustee. The registrar will maintain a register reflecting ownership of the Notes outstanding from time to time and will make payments on and facilitate transfers of Notes on behalf of MGM Resorts International.

MGM Resorts International may change the paying agents or the registrars without prior notice to the holders of the Notes. MGM Resorts International or any of its Subsidiaries may act as a paying agent or registrar.

Governing Law

The Indenture will be governed by New York law.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Attributable Debt” with respect to any Sale and Lease-Back Transaction that is subject to the restrictions described under “—Additional Covenants of MGM Resorts International—Limitation on Sale and Lease-Back Transactions” means the present value of the minimum rental payments called for during the terms of the lease (including any period for which such lease has been extended), determined in accordance with generally accepted accounting principles, discounted at a rate that, at the inception of the lease, the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets.

“Consolidated Net Tangible Assets” means the total amount of assets (including investments in Joint Ventures) of MGM Resorts International and its Subsidiaries (less applicable depreciation, amortization and other valuation reserves) after deducting therefrom (a) all current liabilities of MGM Resorts International and its Subsidiaries (excluding (i) the current portion of long-term Indebtedness or current obligations under operating leases, (ii) intercompany liabilities and any liabilities which are by their terms renewable or extendible at the option of the obligor thereon to a time more than 12 months from the time as of which the amount thereof is being computed) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and any other like intangibles of MGM Resorts International and its Subsidiaries, all as set forth on the consolidated balance sheet of MGM Resorts International for the most recently completed fiscal quarter for which financial statements are available and computed in accordance with generally accepted accounting principles.

“Credit Facility” means the Credit Agreement, dated as of November 24, 2021 among MGM Resorts International, the lenders and letters of credit issuers party thereto and Bank of America, N.A., as administrative agent, as such agreement may be amended, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part).

“Equity Offering” means any public sale or private issuance by MGM Resorts International of its common stock, or options, warrants or rights with respect to its common stock, other than (1) public offerings with respect to MGM Resorts International’s common stock, or options, warrants or rights, registered pursuant to a Registration Statement on Form S-8 and (2) any issuance by MGM Resorts International of its common stock to any Subsidiary.

“Existing Senior Notes” means (i) MGM Resorts International’s 6.750% senior notes due 2025, (ii) MGM Resorts International’s 5.750% senior notes due 2025, (iii) MGM Resorts International’s 4.625% senior notes due 2026, (iv) MGM Resorts International’s 5.50% senior notes due 2027, (v) MGM Resorts International’s 4.750% senior notes due 2028 and (vi) the Mandalay Notes.

“Funded Debt” means all Indebtedness of MGM Resorts International or any Subsidiary Guarantor which (i) matures by its terms on, or is renewable at the option of any obligor thereon to, a date more than one year after the date of original issuance of such Indebtedness and (ii) ranks at least pari passu with the Notes or the applicable Subsidiary Guarantee.

“Gaming Authority” means any governmental agency, authority, board, bureau, commission, department, office or instrumentality with regulatory, licensing or permitting authority or jurisdiction over any gaming business or enterprise or any Gaming Facility or with regulatory, licensing or permitting authority or jurisdiction over any gaming operation (or proposed gaming operation) owned, managed or operated by the Issuer or the Subsidiary Guarantors.

“Gaming Facility” means any casino, hotel, resort, race track, off-track wagering site, venue at which gaming or wagering is conducted, and all related or ancillary property and assets.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that the accrual of interest shall not be considered an Incurrence of Indebtedness.

“Indebtedness” of any Person means (i) any indebtedness of such Person, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by notes, bonds, debentures or similar instruments or letters of credit, or representing the balance deferred and unpaid of the purchase price of any property, including any such indebtedness Incurred in connection with the acquisition by such Person or any of its Subsidiaries of any other business or entity, if and to the extent such indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with generally accepted accounting principles, including for such purpose obligations under finance leases and (ii) any guarantee, endorsement (other than for collection or deposit in the ordinary course of business), discount with recourse, or any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire or to supply or advance funds with respect to, or to become liable with respect to (directly or indirectly) any indebtedness of any Person, but shall not include indebtedness or amounts owed for compensation to employees, or for goods or materials purchased, or services utilized, in the ordinary course of business of such Person.

“Insurance Subsidiaries” means MGMM Insurance Company and any other Subsidiaries established from time to time by us or our Subsidiaries for the primary purpose of insuring the business, facilities and/or employees of MGM Resorts International and its Subsidiaries.

“Issue Date” means the date on which the Notes offered hereby are issued.

“Joint Venture” means any partnership, corporation or other entity, in which up to and including 50% of the partnership interests, outstanding voting stock or other equity interests is owned, directly or indirectly, by MGM Resorts International and/or one or more of its Subsidiaries.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance or lien of any kind, whether voluntarily incurred or arising by operation of law or otherwise, affecting any property, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/or the filing of or agreement to give any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the Universal Commercial Code as in effect in the State of New York or comparable law of any jurisdiction with respect to any property; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Mandalay Notes” means Mandalay Resort Group’s 7.0% Debentures due 2036.

“MDDC” means Marina District Development Company, LLC, a New Jersey limited liability company.

“MDDHC” means Marina District Development Holding Co., LLC, a New Jersey limited liability company.

“MGM Yonkers” means MGM Yonkers, Inc., a New York corporation.

“Non-recourse Indebtedness” means Indebtedness the terms of which provide that the lender’s claim for repayment of such Indebtedness is limited solely to a claim against the property which secures such Indebtedness.

“Obligations” means any principal, interest, premium, if any, penalties, fees, indemnifications, reimbursements, expenses, damages or other liabilities or amounts payable under the documentation governing or otherwise in respect of any Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

“Principal Property” means any real estate or other physical facility or depreciable asset the net book value of which on the date of determination exceeds the greater of $250 million and 2% of Consolidated Net Tangible Assets.

“Sale and Lease-Back Transaction” means any arrangement with a person (other than MGM Resorts International or any of its Subsidiaries), or to which any such person is a party, providing for the leasing to MGM Resorts International or any of its Subsidiary Guarantors for a period of more than three years of any Principal Property, which has been or is to be sold or transferred by MGM Resorts International or any of its Subsidiary Guarantors to such person, or to any other person (other than MGM Resorts International of any of its Subsidiaries) to which funds have been or are to be advanced by such person on the security of the leased property.

“Subsidiary” of any specified Person means any corporation, partnership or limited liability company of which at least a majority of the outstanding stock (or other equity interests) having by the terms thereof ordinary voting power for the election of directors (or the equivalent) of such Person (irrespective of whether or not at the time stock (or other equity interests) of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by such Person, or by one or more other Subsidiaries, or by such Person and one or more other Subsidiaries.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) -H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to    , 2027 (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to    , 2027 on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to,    , 2027, as applicable. If there is no United States Treasury security maturing on    , 2027 but there are two or more United States Treasury securities with a maturity date equally distant from    , 2027, one with a maturity date preceding    , 2027 and one with a maturity date following    , 2027, we shall select the United States Treasury security with a maturity date preceding    , 2027. If there are two or more United States Treasury securities maturing on    , 2027 or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

“Treasury Securities” mean any obligations issued or guaranteed by the United States government or any agency thereof.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion based upon present law of certain U.S. federal income tax considerations for prospective purchasers of the notes. The discussion addresses only persons that purchase notes in the original offering for cash at the initial offering price and hold the notes as capital assets. The discussion does not consider the circumstances of particular purchasers, some of which (such as financial institutions, insurance companies, regulated investment companies, tax exempt entities, dealers, traders who elect to mark their investment to market, U.S. expatriates or former long-term permanent residents, partnerships and other pass through entities (or investors therein), persons required to accelerate the recognition of any item of gross income as a result of such income being recognized on an “applicable financial statement,” U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar, U.S. Holders that hold notes through a non-United States broker or other non-United States intermediary and persons holding the notes as part of a hedge, straddle, conversion, constructive sale or integrated transaction) are subject to special tax regimes. The discussion does not address any state, local or non-U.S. taxes, the Medicare tax on net investment income, the federal alternative minimum tax or any U.S. federal tax laws other than U.S. federal income tax laws (such as U.S. federal estate and gift tax laws).

This discussion is based upon the Internal Revenue Code of 1986 as amended (the “Code”), existing and proposed Treasury regulations promulgated thereunder, administrative pronouncements and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect, and any such change could affect the continuing validity of this discussion. Prospective investors should note that no rulings have been, or are expected to be, sought from the U.S. Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax consequences discussed below, and no assurance can be given that the IRS or a court will not take contrary positions.

EACH PROSPECTIVE PURCHASER SHOULD CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES, INCLUDING UNDER THE STATE AND LOCAL LAWS OF THE UNITED STATES AND THE LAWS OF ANY OTHER JURISDICTION WHERE THE PURCHASER MAY BE SUBJECT TO TAXATION.

For purposes of this discussion, “U.S. Holder” means a beneficial owner of a note that, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States,

•	a corporation organized or created under the laws of the United States, any state thereof or the District of Columbia,

•	a trust subject to the control of one or more U.S. persons and the primary supervision of a U.S. court or that has a valid election in place to be treated as a U.S. person, or

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source.

For purposes of this discussion, a “Non-U.S. Holder” means a beneficial owner of a note that is, for United States federal income tax purposes, an individual, corporation, trust or estate that is not a U.S. Holder.

The treatment of partners in a partnership that owns notes may depend on the status of such partners and the status and activities of the partnership. Partnerships considering an investment in the notes (and their partners) should consult their own tax advisors about the consequences of an investment in the notes.

Potential Contingent Payment Debt Instrument Treatment

In certain circumstances we may be required to make payments on a note that would change the yield of the note or the timing of a payment. See, e.g., “Description of Notes—Optional Redemption” and “—Mandatory

Disposition Pursuant to Gaming Laws.” This obligation may implicate the provisions of Treasury regulations relating to contingent payment debt instruments (“CPDIs”). According to the applicable Treasury regulations, certain contingencies will not cause a debt instrument to be treated as a CPDI if such contingencies in the aggregate, as of the date of issuance, are “remote or incidental” or certain other circumstances apply. We intend to take the position that the notes are not CPDIs. Our position is binding on a holder, unless the holder discloses in the proper manner to the IRS that it is taking a different position. This determination, however, is not binding on the IRS and if the IRS were to challenge this determination, a holder may be required to accrue ordinary interest income on the notes at a rate in excess of the stated interest rate, and to treat as ordinary income rather than capital gain any income recognized on a taxable disposition of such notes. If the notes are not CPDIs but such contingent payments were required to be made, it may affect the amount and timing of the income that a U.S. Holder recognizes. U.S. Holders should consult their own tax advisors regarding the potential application to the notes of the CPDI rules and other rules above and the consequences thereof. The remainder of this discussion assumes that the notes will not be treated as CPDIs.

Consequences to U.S. Holders

Stated Interest. Stated interest will be includible in a U.S. Holder’s gross income as ordinary interest income at the time such interest is received or accrued in accordance with the U.S. Holder’s regular method of tax accounting for U.S. federal income tax purposes.

Sale, Exchange or Other Taxable Disposition. Upon the sale, exchange or other taxable disposition (including a retirement or redemption) of a note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference, if any, between the amount realized on such disposition (other than any amount attributable to accrued but unpaid stated interest, which will be taxable as interest to the extent not previously so taxed) and the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will be equal to the amount that the U.S. Holder paid for the note. Any such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the note has been held for more than one year at the time of its sale, exchange or other taxable disposition. Non-corporate U.S. Holders (including individuals) generally will be eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains. The deductibility of capital losses is subject to limitations.

Consequences to Non-U.S. Holders

Interest. Subject to the discussion of backup withholding and FATCA below, interest on a note paid to a Non-U.S. Holder is not subject to U.S. federal income tax, including withholding tax, provided that:

•	such interest is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States;

•	the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock;

•	the Non-U.S. Holder is not a controlled foreign corporation that is related to us (actually or constructively) through stock ownership; and

•

the Non-U.S. Holder satisfies certain certification requirements. A Non-U.S. Holder can satisfy these certification requirements by providing IRS Form W-8BEN, W-8BEN-E, W-8EXP or W-8IMY (attaching any other required attachments) or any applicable successor forms.

In the event that a Non-U.S. Holder does not meet the foregoing requirements, interest on the notes paid to such Non-U.S. Holder that is not effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States will be subject to U.S. federal withholding tax at 30% unless reduced by an applicable income tax treaty. Unless an applicable income tax treaty provides otherwise, interest that is effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States generally will be exempt from U.S. federal withholding tax. Such effectively connected interest will be subject to U.S. federal income tax on a net income basis generally in the same manner as if it were received by a U.S. Holder, unless an applicable income tax treaty provides otherwise. If a Non-U.S. Holder is a corporation, it may also be subject to branch profits tax at a rate of 30% (or a reduced rate under an applicable income tax treaty) on its effectively connected earnings and profits (subject to certain adjustments).

Sale, Exchange or Other Taxable Disposition. A Non-U.S. Holder generally will not be subject to U.S. federal income tax, including withholding tax, on gain from the sale, exchange or other taxable disposition (including a retirement or redemption) of a note, unless that gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (in which case such gain generally will be subject to U.S. federal income tax (and possibly branch profits tax) in the same manner as is effectively connected interest as described above) or, in the case of gain recognized by an individual Non-U.S. Holder, the Non-U.S. Holder is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met (in which case such gain (net of certain U.S. source losses (if any)) will be subject to U.S. federal income tax at a rate of 30% (or a reduced rate under an applicable income tax treaty)).

U.S. Backup Withholding and Information Reporting

Information reporting generally will apply to payments of interest on notes, and to proceeds from the sale, exchange or other taxable disposition (including retirement or redemption) of notes, to a holder (other than an exempt recipient). Backup withholding may be required (currently at a rate of 24%) on reportable payments if the holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, information reporting and backup withholding. Non-U.S. Holders generally will be required to comply with applicable certification procedures to establish that they are not U.S. persons in order to avoid the application of backup withholding. Backup withholding is not an additional tax. A holder of notes generally will be entitled to credit any amounts withheld under the backup withholding rules against its U.S. federal income tax liability or to obtain a refund of the amounts withheld provided the required information is furnished to the IRS in a timely manner.

FATCA Withholding

Sections 1471 to 1474 of the Code and Treasury regulations thereunder (provisions commonly referred to as “FATCA”) impose a U.S. federal withholding tax of 30% on certain interest payments on obligations that produce U.S. source interest when paid to “foreign financial institutions” and certain other non-U.S. entities (regardless of whether such institutions or entities hold the obligations as a beneficial owner or intermediary) that fail to comply with specified certification, information reporting and withholding requirements. Because the notes will produce U.S. source interest, interest payments on the notes by or through certain foreign entities could become subject to withholding tax under FATCA. Holders should consult their own tax advisors on how these rules may apply to their investment in the notes. In the event any withholding under FATCA is imposed with respect to any payments on the notes, no additional amounts will be paid to compensate for the withheld amount.

The above description is not intended to constitute a complete analysis of all U.S. federal income tax consequences relating to the ownership of the notes. Prospective purchasers of notes should consult their own tax advisors concerning the tax consequences of their particular situations.

UNDERWRITING

Deutsche Bank Securities Inc. is acting as representative of the underwriters of this offering. Under the terms of an underwriting agreement, each of the underwriters named below has severally and not jointly agreed to purchase from us, the principal amount of the notes set forth opposite their names below:

Underwriters	Principal Amount of Notes
Deutsche Bank Securities Inc.	$
BofA Securities, Inc.	$
Barclays Capital Inc.	$
BNP Paribas Securities Corp.	$
Citigroup Global Markets Inc.	$
Citizens JMP Securities, LLC	$
Fifth Third Securities, Inc.	$
J.P. Morgan Securities LLC	$
Morgan Stanley & Co. LLC	$
Scotia Capital (USA) Inc.	$
SMBC Nikko Securities America, Inc.	$
Truist Securities, Inc.	$
Goldman Sachs & Co. LLC	$
PNC Capital Markets LLC	$
U.S. Bancorp Investments, Inc.	$
Wells Fargo Securities, LLC	$
Total		$750,000,000

The underwriting agreement provides that the underwriters’ obligation to purchase the notes depends on the satisfaction of the conditions contained in the underwriting agreement including:

•	the obligation to purchase all of the notes offered hereby, if any of the notes are purchased;

•	the representations and warranties made by us and the guarantors to the underwriters are true;

•	there is no material adverse change in our or our subsidiaries’ business or the financial markets; and

•	we and the guarantors deliver customary closing documents to the underwriters.

Commissions and Expenses

The underwriters will purchase the notes at a customary discount from the offering price indicated on the cover of this prospectus supplement and propose initially to offer and sell the notes at the offering price set forth on the front of this prospectus supplement. After the initial offering of the notes, the offering price at which the notes are being offered may be changed at any time without notice. The underwriters may offer and sell notes through certain of their affiliates.

The following table shows the underwriting discount that we will pay to the underwriters in connection with this offering, expressed as a percentage of the principal amount of the notes and in total:

	Per Note		Total
Underwriting discount		%	$

We estimate that our share of the total expenses of the offering, excluding the underwriting discount, will be approximately $     million.

Lock-Up

We and our subsidiaries have agreed not to, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of our or our subsidiaries’(excluding MGM China any of its subsidiaries) debt securities similar to the notes or securities exchangeable or convertible into debt securities similar to the notes for a period from the date of this prospectus supplement until the closing of this offering, in each case without the prior written consent of Deutsche Bank Securities Inc., on behalf of the underwriters.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Stabilization and Short Positions

The notes are a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or on any automated dealer quotation system. The underwriters may make a market in the notes after completion of the offering, but will not be obligated to do so and may discontinue any market making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

In connection with this offering, the underwriters may engage in certain transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may overallot in connection with the offering of the notes, creating a syndicate short position. In addition, the underwriters may bid for and purchase notes in the open market to cover syndicate short positions or to stabilize the price of the notes. Any of these activities may stabilize or maintain the market price of the notes above what it would be in the absence of such activities. The underwriters are not required to engage in any of these activities, and they may end any of them at any time. We and the underwriters make no representation as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, we and the underwriters make no representation that anyone will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Settlement

We expect that delivery of the notes will be made against payment therefor on or about  , 2024, which will be the tenth business day following the date hereof (this settlement cycle being referred to as T+10). Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the initial T+10 settlement may be required, by virtue of the fact that the notes initially will settle on a delayed basis, to specify an alternate settlement filed settlement, and such purchasers should consult their own advisor.

Selling Restrictions

Notice to Prospective Investors in Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration

Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended or superseded, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended or superseded, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation or any relevant implementing measure in each Member State of the EEA.

Notice to Prospective Investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of Notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Hong Kong

The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (a) to an institutional investor under Section 274 of the Securities and Futures Act (Chapter 289) (the “SFA”), (b) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except: (i) to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA; (ii) where no consideration is or will be given for the transfer; (iii) by operation of law; (iv) as specified in Section 276(7) of the SFA; or (v) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Singapore Securities and Futures Act Product Classification

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the issuer and its affiliates, for which they received or may in the future receive customary fees and expenses. Certain of the underwriters and/or their respective affiliates are lenders and/or agents under our Revolving Credit Facility and receive customary compensation in connection therewith. Certain of the underwriters and/or their respective affiliates may hold our 6.75% notes due 2025, and accordingly, may receive a portion of the proceeds from this offering. In addition, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the Trustee, registrar and paying agent.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. If the underwriters or their affiliates have a lending relationship with us, certain of the underwriters or their affiliates routinely hedge, certain other of those underwriters or their affiliates are likely to hedge and certain other of those underwriters or their affiliates may hedge or otherwise reduce, their credit exposure to us consistent with their customary risk management policies. The underwriters and their affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the notes offered hereby. Any such short credit default swaps positions could adversely affect future trading prices of the notes offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/ or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the notes offered hereby will be passed upon for us by Milbank LLP, New York, New York. Certain matters in connection with this offering will be passed upon for the underwriters by Cahill Gordon  & Reindel LLP, New York, New York.

EXPERTS

The financial statements of MGM Resorts International as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this prospectus by reference to MGM Resorts International’s annual report on Form 10-K for the year ended December 31, 2023, and the effectiveness of MGM Resorts International’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Commission. The Commission maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the Commission. The public can obtain any documents that we file electronically with the Commission at http://www.sec.gov.

We also make available, free of charge, on or through our Internet web site (http://www.mgmresorts.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Commission. Our web site and the information contained on our web site, or connected to our web site, are not incorporated into and are not a part of this prospectus supplement. In addition, you may request copies of these filings at no cost through our Secretary: John McManus, Executive Vice President, General Counsel and Secretary, MGM Resorts International, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109; telephone number: (702) 693-7120.

We filed a registration statement and related exhibits on Form S-3 relating to the securities covered by this prospectus. You may obtain the registration statement and its exhibits without charge at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference the documents listed below and any future filings made with the Commission by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the completion of this offering (except any portions of such filings that are not deemed to be filed under such sections):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

•	the information responsive to Part III of Form 10-K for the fiscal year ended December 31, 2023 provided in our Proxy Statement on Schedule 14A filed on March 22, 2024; and

•	Our Current Report on Form 8-K filed on February 14, 2024.

All documents and reports filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and on or before the time that our offering of the notes is completed are deemed to be incorporated by reference in this prospectus supplement from the date of filing of such documents or reports, except as to any portion of any future document or report which is not deemed to be filed under those sections.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that any statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Any person receiving a copy of this prospectus supplement may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference except for the exhibits to such documents (other than the exhibits expressly incorporated in such documents by reference). To obtain copies of these filings, see “Where You Can Find More Information.”

PROSPECTUS

MGM RESORTS INTERNATIONAL

Common Stock

Debt Securities

Guarantees

Warrants

Units

Rights to Purchase Common Stock

Securities Purchase Contracts

We and the selling securityholders identified in any prospectus supplement may, from time to time, offer to sell shares of our common stock, par value $0.01 per share, debt securities, which may be senior, senior subordinated or subordinated and which may be convertible into shares of our common stock or other debt securities, warrants, rights to purchase common stock or securities purchase contracts. This prospectus also covers guarantees, if any, of our obligations under any debt securities, which may be given by one or more of our subsidiaries. Our common stock is listed and traded on the New York Stock Exchange under the symbol “MGM.”

We may offer the securities separately or as units, in separate series or classes and in amounts, at prices and on terms to be described in one or more supplements to this prospectus as well as the documents incorporated or deemed to be incorporated by reference in this prospectus. We will describe in a prospectus supplement, which must accompany this prospectus, the securities we are offering and selling, as well as the specifications of the securities.

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports, in any prospectus supplement relating to any specific offering of securities and in other documents that we file with the Securities and Exchange Commission. See “Risk Factors” on page 6 of this prospectus.

This prospectus describes only some of the general terms that may apply to these securities. The specific terms of any securities to be offered, and any other information relating to a specific offering, will be set forth in a supplement to this prospectus, in other offering material related to the securities or in one or more documents incorporated or deemed to be incorporated by reference in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest.

We or any selling security holder may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Our principal executive offices are located at 3600 Las Vegas Boulevard South, Las Vegas, Nevada, 89109. Our telephone number is (702) 693-7120.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

None of the Nevada Gaming Commission, the Nevada State Gaming Control Board, the New Jersey Casino Control Commission, the New Jersey Division of Gaming Enforcement, the Michigan Gaming Control Board, the Mississippi Gaming Commission, the Maryland Lottery and Gaming Control Commission, the Massachusetts Gaming Commission, the New York State Gaming Commission, the Ohio State Racing Commission, the Ohio Lottery Commission nor any other gaming authority has passed upon the accuracy or adequacy of this prospectus or the investment merits of the securities offered. Any representation to the contrary is unlawful. The Attorney General of the State of New York has not passed upon or endorsed the merits of this offering. Any representation to the contrary is unlawful.

The date of this prospectus is February 23, 2024

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, one or any combination of the securities described in this prospectus and any accompanying prospectus supplement. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, as well as any accompanying prospectus supplement and any documents incorporated by reference herein or therein. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of the related matters.

You should read this prospectus and any prospectus supplement together with any documents incorporated by reference and any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information” and “Incorporation by Reference” below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. The information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference herein or therein by reference is accurate only as of the date contained on the cover of such documents. Neither the delivery of this prospectus nor any accompanying prospectus supplement, nor any sale made under this prospectus and any accompanying prospectus supplement will, under any circumstances, imply that the information in this prospectus or any accompanying prospectus supplement is correct as of any date after this prospectus or any accompanying prospectus supplement. Our business, financial condition and results of operations may have changed since that date. Any information in such subsequent filings that is inconsistent with this prospectus or any accompanying prospectus supplement will supersede the information in this prospectus or any accompanying prospectus supplement.

You should rely only on the information incorporated by reference or provided in this prospectus and any accompanying prospectus supplement.

We have not authorized anyone else to provide you with other information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

Unless otherwise stated, or the context otherwise requires, references in this prospectus to “we,” “us,” “our,” “our company” or “the company” are to MGM Resorts International and its consolidated subsidiaries.

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus includes or incorporates by reference “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “will,” “may” and similar references to future periods. Examples of forward-looking statements include, but are not limited to: expectations regarding the impact of macroeconomic trends on our business; our ability to execute on ongoing and future strategic initiatives, including the development of an integrated resort in Japan, a commercial gaming facility in New York, expectations regarding the potential opportunity for gaming expansion in Dubai, and investments we make in online sports betting and iGaming, the expansion of LeoVegas and the MGM digital brand; positioning BetMGM as a leader in sports betting and iGaming; amounts we will spend on capital expenditures and investments; our expectations with respect to future share repurchases and cash dividends on our common stock; dividends and distributions we will receive from MGM China; amounts projected to be realized as deferred tax assets; our ability to achieve our public social impact and sustainability goals; the impact to our business, operations and reputation from, and expenses and uncertainties associated with, the cybersecurity issue; and the availability of cybersecurity insurance proceeds and the nature and scope of any claims, litigation or regulatory proceedings that may be brought against us. The foregoing is not a complete list of all forward-looking statements we make.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Therefore, we caution you against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, regional, national or global political, economic, business, competitive, market, and regulatory conditions and the following:

•

our substantial indebtedness and significant financial commitments, including the fixed component of our rent payments under our triple-net leases and guarantees we provide of the indebtedness of the landlords of Bellagio, Mandalay Bay and MGM Grand Las Vegas could adversely affect our development options and financial results and impact our ability to satisfy our obligations;

•

current and future economic, capital and credit market conditions could adversely affect our ability to service our substantial indebtedness and significant financial commitments, including the fixed components of our rent payments, and to make planned expenditures;

•

restrictions and limitations in the agreements governing our senior credit facility and other senior indebtedness could significantly affect our ability to operate our business, as well as significantly affect our liquidity;

•

the fact that we are required to pay a significant portion of our cash flows as rent, which could adversely affect our ability to fund our operations and growth, service our indebtedness and limit our ability to react to competitive and economic changes;

•	significant competition we face with respect to destination travel locations generally and with respect to our peers in the industries in which we compete;

•	the impact on our business of economic and market conditions in the jurisdictions in which we operate and in the locations in which our customers reside;

•	the fact that we suspended our payment of ongoing regular dividends to our stockholders, and may not elect to resume paying dividends in the foreseeable future or at all;

•

all of our domestic gaming facilities are leased and could experience risks associated with leased property, including risks relating to lease termination, lease extensions, charges and our relationship

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with the lessor, which could have a material adverse effect on our business, financial position or results of operations;

•	financial, operational, regulatory or other potential challenges that may arise with respect to landlords under our master leases, may adversely impair our operations;

•	the concentration of a significant number of our major gaming resorts on the Las Vegas Strip;

•	the fact that we extend credit to a large portion of our customers and we may not be able to collect such gaming receivables;

•	the occurrence of impairments to goodwill, indefinite-lived intangible assets or long-lived assets which could negatively affect future profits;

•	the fact that co-investing in properties or businesses, including our investment in BetMGM, decreases our ability to manage risk;

•	the fact that future construction, development, or expansion projects will be subject to significant development and construction risks;

•

the fact that our insurance coverage may not be adequate to cover all possible losses that our properties could suffer, our insurance costs may increase and we may not be able to obtain similar insurance coverage in the future;

•	the fact that a failure to protect our intellectual property could have a negative impact on the value of our brand names and adversely affect our business;

•	the fact that a significant portion of our labor force is covered by collective bargaining agreements;

•	the sensitivity of our business to energy prices and a rise in energy prices could harm our operating results;

•	the failure of future efforts to expand through investments in other businesses and properties or through alliances or acquisitions, or to divest some of our properties and other assets;

•

the failure to maintain the integrity of our information and other systems and internal customer information could result in damage to our reputation and/or subject us to fines, payment of damages, lawsuits or other restrictions on our use or transfer of data;

•	reputational harm as a result of increased scrutiny related to our corporate social responsibility efforts;

•	we may not achieve our social impact and sustainability related goals or that our social impact and sustainability initiatives may not result in their intended or anticipated benefits;

•	extreme weather conditions or climate change may cause property damage or interrupt business;

•	water scarcity could negatively impact our operations;

•	the fact that our businesses are subject to extensive regulation and the cost of compliance or failure to comply with such regulations could adversely affect our business;

•	the risks associated with doing business outside of the United States and the impact of any potential violations of the Foreign Corrupt Practices Act or other similar anti-corruption laws;

•	increases in taxes and fees, including gaming taxes in the jurisdictions in which we operate;

•	our ability to recognize our foreign tax credit deferred tax asset and the variability of the valuation allowance we may apply against such deferred tax asset;

•	changes to fiscal and tax policies;

•	risks related to pending claims that have been, or future claims that may be brought against us;

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•

disruptions in the availability of our information and other systems (including our website and digital platform) or those of third parties on which we rely, through cyber-attacks or otherwise, which could adversely impact our ability to service our customers and affect our sales and the results of operations;

•

impact to our business, operations, and reputation from, and expenses and uncertainties associated with, a cybersecurity incident, including the cybersecurity issue that occurred in September 2023 where we identified a cybersecurity issue involving unauthorized access to certain of our U.S. systems by criminal actors, and any related legal proceedings, other claims or investigations, and costs of remediation, restoration, or enhancement of information technology systems;

•	the availability of cybersecurity insurance proceeds;

•	restrictions on our ability to have any interest or involvement in gaming businesses in mainland China, Macau, Hong Kong and Taiwan, other than through MGM China;

•

the ability of the Macau government to (i) terminate MGM Grand Paradise’s concession under certain circumstances without compensating MGM Grand Paradise, (ii) from the eighth year of MGM Grand Paradise’s concession, redeem the concession by providing MGM Grand Paradise at least one year’s prior notice and subject to the payment of reasonable and fair damages or indemnity to MGM Grand Paradise, or (iii) refuse to grant MGM Grand Paradise an extension of the concession prior to its expiry; and

•	the potential for conflicts of interest to arise because certain of our directors and officers are also directors of MGM China.

The forward-looking statements included or incorporated herein are made only as of the date of this prospectus, any prospectus supplement or as of the date of the documents incorporated by reference. Other factors or events not identified above could also cause our actual results to differ materially from those projected. Most of those factors and events are difficult to predict accurately and are generally beyond our control. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 in the section titled “Risk Factors” and as may be included from time to time in our reports filed with the SEC. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. If we update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

You should also be aware that while we from time to time communicate with securities analysts, we do not disclose to them any material non-public information, internal forecasts or other confidential business information. Therefore, you should not assume that we agree with any statement or report issued by any analyst, irrespective of the content of the statement or report. To the extent that reports issued by securities analysts contain projections, forecasts or opinions, those reports are not our responsibility and are not endorsed by us.

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BUSINESS

MGM Resorts International is a Delaware corporation incorporated in 1986 is a global gaming and entertainment company with domestic and international locations featuring hotels and casinos, convention, dining, and retail offerings, and sports betting and online gaming operations.

As of December 31, 2023, our domestic casino resorts include the following integrated casino, hotel and entertainment resorts in Las Vegas, Nevada: Aria (including Vdara), Bellagio, The Cosmopolitan of Las Vegas, MGM Grand Las Vegas (including The Signature), Mandalay Bay, Luxor, New York-New York, Park MGM, and Excalibur. We also operate MGM Grand Detroit in Detroit, Michigan, MGM National Harbor in Prince George’s County, Maryland, MGM Springfield in Springfield, Massachusetts, Borgata in Atlantic City, New Jersey, Empire City in Yonkers, New York, MGM Northfield Park in Northfield Park, Ohio, and Beau Rivage in Biloxi, Mississippi. Additionally, we operate The Park, a dining and entertainment district located between New York-New York and Park MGM. We lease the real estate assets of our domestic properties pursuant to triple-net lease agreements.

We have an approximate 56% controlling interest in MGM China Holdings Limited (together with its subsidiaries, “MGM China”), which owns MGM Grand Paradise, S.A. (“MGM Grand Paradise”). MGM Grand Paradise owns and operates MGM Macau and MGM Cotai, two integrated casino, hotel and entertainment resorts in Macau, as well as the related gaming concession and land concessions.

We also own LV Lion Holding Limited (“LeoVegas”), a consolidated subsidiary that has global online gaming operations headquartered in Sweden and Malta. Additionally, we and our venture partner, Entain plc, each have a 50% ownership interest in BetMGM, LLC (“BetMGM”), an unconsolidated affiliate, which provides online sports betting and gaming in certain jurisdictions in the United States. We also have a 50% ownership interest in Osaka IR KK, an unconsolidated affiliate, which, in September 2023, signed an agreement with Osaka Prefecture and Osaka City to implement an area development plan for the development of an integrated resort in Osaka, Japan.

Our corporate office is located at 3600 Las Vegas Boulevard South in Las Vegas, Nevada and our phone number is (702) 693-7120. Our website address is http://www.mgmresorts.com. The information on, or accessible through, our website is not part of or incorporated by reference into this prospectus.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K and Item 1A of each subsequently filed Quarterly Report on Form 10-Q and in the other documents incorporated by reference into this prospectus, as well as the other information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement before making a decision to invest in our securities. See “Where You Can Find More Information” and “Incorporation by Reference.”

6

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, which may include reducing our outstanding indebtedness, increasing our working capital, or funding acquisitions and capital expenditures, subject to the terms of our senior credit facility and our other indebtedness. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the applicable prospectus supplement relating to such offering.

7

DESCRIPTION OF SECURITIES

We will set forth in the applicable prospectus supplement a description of the debt securities, guarantees of debt securities, common stock, warrants, units, rights to purchase common stock and securities purchase contracts that may be offered under this prospectus.

Debt securities will be governed by and issued under one or more indentures between us and U.S. Bank National Association, as trustee, or another trustee named in the prospectus supplement, which may include the indenture between us and U.S. Bank National Association, as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus is a part (the “Indenture”). Unless we specify otherwise in the applicable prospectus supplement, the Indenture is a contract between us, as obligor, U.S. Bank National Association, as trustee, or another trustee chosen by us and qualified to act under the Trust Indenture Act of 1939, and any of our subsidiaries which guarantee our obligations under the applicable indenture. Any supplemental indenture relating to the Indenture will be filed in the future with the SEC. See “Where You Can Find Additional Information” for information on how to obtain a copy.

8

SELLING SECURITY HOLDERS

Information about selling securityholders, where applicable, will be set forth in an accompanying prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus.

9

PLAN OF DISTRIBUTION

We and the selling securityholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide the specific plan of distribution for any securities to be offered in an accompanying prospectus supplement.

10

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Milbank LLP, New York, New York.

11

EXPERTS

The financial statements of MGM Resorts International incorporated by reference in this prospectus, and the effectiveness of MGM Resorts International’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov.

We also make available, free of charge, on or through our Internet web site (http://www.mgmresorts.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our web site and the information contained on our web site, or connected to our web site, are not incorporated into and are not a part of this prospectus. In addition, you may request copies of these filings at no cost through our Secretary: John McManus, Chief Legal and Administrative Officer and Secretary, MGM Resorts International, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109; telephone number: (702) 693-7120.

We filed a registration statement and related exhibits on Form S-3 relating to the securities covered by this prospectus. You may obtain the registration statement and its exhibits without charge at http://www.sec.gov.

13

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference the documents listed below and any future filings made with the SEC by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the completion of this offering (except any portions of such filings that are not deemed to be filed under such sections):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed on February 23, 2024;

•	The information responsive to Part III of Form 10-K for the fiscal year ended December 31, 2022 provided in our Proxy Statement on Schedule 14A filed on March 23, 2023;

•	Our Current Report on Form 8-K filed on February 14, 2024; and

•

The description of our common stock contained in our Registration Statement on Form 8-A/A filed with the SEC on May 11, 2005, including any amendments or reports filed for the purpose of updating such description (including the “Description of MGM Common Stock” included as Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed on February 23, 2024).

All documents and reports filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and on or before the time that an offering of securities is complete are deemed to be incorporated by reference in this prospectus from the date of filing of such documents or reports, except as to any portion of any future document or report which is not deemed to be filed under those sections. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that any statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any person receiving a copy of this prospectus may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference except for the exhibits to such documents (other than the exhibits expressly incorporated in such documents by reference). To obtain copies of these filings, see “Where You Can Find More Information.”

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$750,000,000

MGM Resorts International

    Senior Notes due 2032

Prospectus Supplement

Joint Bookrunners

Deutsche Bank Securities

BofA Securities

Barclays

BNP PARIBAS

Citigroup

Citizens Capital Markets

Fifth Third Securities

J.P. Morgan

Morgan Stanley

Scotiabank

SMBC Nikko

Truist Securities

Co-Managers

Goldman Sachs & Co. LLC

PNC Capital Markets LLC

US Bancorp

Wells Fargo Securities

   , 2024